Exhibit 10.1

CHESAPEAKE FUNDING LLC,

as Issuer

PHH VEHICLE MANAGEMENT SERVICES, LLC,

as Administrator

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

CERTAIN CP CONDUIT PURCHASERS,

CERTAIN APA BANKS,

CERTAIN FUNDING AGENTS

and

THE BANK OF NEW YORK,
as successor to JPMorgan Chase, as Indenture Trustee

AMENDED AND RESTATED SERIES 2006-2 INDENTURE SUPPLEMENT

dated as of December 1, 2006

to

BASE INDENTURE

dated as of March 7, 2006

i

EXHIBITS

Exhibit A:  Form of Series 2006-2 Variable Funding Investor Note
Exhibit B:  Increase Notice
Exhibit C:  Monthly Settlement Statement
Exhibit D:  Form of Agreed Upon Procedures - Lease Data File
Exhibit E:  Form of Agreement Upon Procedures - Characteristics of Leases

Exhibit F:  UCC Certificate
Exhibit G:  Form of Transfer Supplement
Exhibit H:  Form of Purchaser Group Supplement

v

AMENDED AND RESTATED SERIES 2006-2 INDENTURE SUPPLEMENT, dated as of December 1, 2006 (as amended, supplemented, restated or otherwise modified from time to time, this “Indenture Supplement”) among CHESAPEAKE FUNDING LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”), PHH VEHICLE MANAGEMENT SERVICES, LLC (“VMS”), as administrator (in such capacity, the “Administrator”), the several commercial paper conduits listed on Schedule I and their respective permitted successors and assigns (the “CP Conduit Purchasers”; each, individually, a “CP Conduit Purchaser”), the several banks set forth opposite the name of each CP Conduit Purchaser on Schedule I and the other banks parties hereto pursuant to Section 12.10(c) (each an “APA Bank” with respect to such CP Conduit Purchaser), the agent bank set forth opposite the name of each CP Conduit Purchaser on Schedule I and its permitted successor and assign (the “Funding Agent” with respect to such CP Conduit Purchaser), JPMorgan Chase, in its capacity as administrative agent for the CP Conduit Purchasers, the APA Banks and the Funding Agents (the “Administrative Agent”), and THE BANK OF NEW YORK, as successor to JPMorgan Chase, in its capacity as Indenture Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Indenture Trustee”), to the Base Indenture, dated as of March 7, 2006, between the Issuer and the Indenture Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, the Issuer, the Administrator, the CP Conduit Purchasers, the APA Banks, the Funding Agents, the Administrative Agent and the Indenture Trustee entered into the Series 2006-2 Supplement, dated as of March 7, 2006 (the “Original Series 2006-2 Indenture Supplement”), pursuant to which the Series 2006-2 Notes were issued;

WHEREAS, pursuant to Section 12.2 of the Base Indenture and Section 12.7 of the Original Series 2006-2 Indenture Supplement, the Original Series 2006-2 Indenture Supplement may be amended with the consent of the Issuer, the Indenture Trustee, the Administrator and the Series 2006-2 Required Investor Noteholders;

WHEREAS, the Issuer desires to amend and restate the Original Series 2006-2 Indenture Supplement and enter into a new fee letter in connection with such amendment and restatement;

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There was created a Series of Investor Notes issued pursuant to the Base Indenture and the Original Series 2006-2 Indenture Supplement and such Series of Investor Notes was designated generally as Floating Rate Asset Backed Variable Funding Investor Notes, Series 2006-2.

The proceeds from the initial sale of the Series 2006-2 Investor Notes were and the proceeds from any Increase (as defined herein) made hereafter shall be deposited in the Series 2006-2 Collection Subaccount and shall be used by the Issuer to fund the Loans to Holdings under the Loan Agreement and the prepayment of the Invested Amounts of other Series of Investor Notes.

ARTICLE 1

DEFINITIONS

(a)  All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Indenture Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2006-2 Investor Notes and not to any other Series of Investor Notes issued by the Issuer.

(b)  The following words and phrases shall have the following meanings with respect to the Series 2006-2 Investor Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Acquiring APA Bank” is defined in Section 12.10(c).

“Acquiring Purchaser Group” is defined in Section 12.10(e).

“Additional Costs Cap” means, for any Payment Date, an amount equal to the quotient of the product of (a) 0.25% per annum, (b) the weighted average Series 2006-2 Invested Amount during the immediately preceding Series 2006-2 Interest Period and (c) the number of days in such Series 2006-2 Interest Period divided by 360.

“Additional Interest” is defined in Section 5A.3(b).

“Adjusted LIBO Rate” means, with respect to each day during each Eurodollar Period pertaining to a portion of the Purchaser Group Invested Amount with respect to any Purchaser Group allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for such Eurodollar Period multiplied by the Statutory Reserve Rate.

“Administrative Agent” is defined in the recitals hereto.

“Affected Party” means any CP Conduit Purchaser and any Program Support Provider with respect to such CP Conduit Purchaser.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment Effective Date” is defined in Section 9.2.

“Amortization Event” is defined in Article 4.

“APA Bank” is defined in the recitals hereto.

“APA Bank Funded Amount” means, with respect to any Purchaser Group for any day, the excess, if any, of the Purchaser Group Invested Amount with respect to such Purchaser Group over the CP Conduit Funded Amount for such day.

“APA Bank Percentage” means, with respect to any APA Bank, the percentage set forth opposite the name of such APA Bank on Schedule I.

“Applicable Margin” is defined in the Fee Letter.

“Applicable Option” means, on any date, (a) Option 1 on the Enhancement Matrix during any period when Overconcentration Option 1 is in effect in accordance with Section 13.18 of the Base Indenture, (b) Option 2 on the Enhancement Matrix during any period when Overconcentration Option 2 is in effect in accordance with Section 13.18 of the Base Indenture or (c) Option 3 on the Enhancement Matrix during any period when Overconcentration Option 3 is in effect in accordance with Section 13.18 of the Base Indenture.

“Article 7 Costs” means any amounts due pursuant to Article 7.

“Asset Purchase Agreement” means, with respect to any CP Conduit Purchaser, the asset purchase agreement, liquidity agreement or other agreement among such CP Conduit Purchaser, the Funding Agent with respect to such CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser, as amended, modified or supplemented from time to time.

“Assumed Lease Term” means, with respect to any Series 2006-2 Yield Shortfall Lease, the number of months over which the Capitalized Cost of the related Leased Vehicle is being depreciated thereunder.

“Available APA Bank Funding Amount” means, with respect to any Purchaser Group for any Business Day, the sum of (i) the portion of such Purchaser Group’s Commitment Percentage of the Series 2006-2 Initial Invested Amount not to be funded by such Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2006-2 Initial Funding Date, (ii) the portion of the APA Bank Funded Amount with respect to such Purchaser Group not allocated to a Eurodollar Tranche on such Business Day, (iii) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day and (iv) the portion of the Purchaser Group Increase Amount with respect to such Purchaser Group for such Business Day not to be funded by such Purchaser Group by issuing Commercial Paper.

“Available CP Funding Amount” means, with respect to any Purchaser Group for any Business Day, the sum of (i) the portion of such Purchaser Group’s Commitment Percentage of the Series 2006-2 Initial Invested Amount to be funded by such Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2006-2 Initial Funding Date, (ii) the portion of the CP Conduit Funded Amount with respect to such Purchaser Group allocated to any CP Tranche, the CP Rate Period in respect of which expires on such Business Day and (iii) the portion of the Purchaser Group Increase Amount with respect to such Purchaser Group for such Business Day to be funded by such Purchaser Group by issuing Commercial Paper.

“Benefitted Purchaser Group” is defined in Section 12.12(a).

“Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Car” means an automobile or a Light-Duty Truck.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2006-2 Closing Date, (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator , in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2006-2 Closing Date or (c) any request, guideline or directive (whether or not having the force of law) from any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Accounting Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Accounting Body (whether or not having the force of law) made, issued or occurring after December 6, 2002.

“Commercial Paper” means, with respect to any CP Conduit Purchaser, the promissory notes issued by, or for the benefit of, such CP Conduit Purchaser in the commercial paper market.

“Commitment” means, with respect to the APA Banks included in any Purchaser Group, the obligation of such APA Banks to purchase a Series 2006-2 Investor Note on the Series 2006-2 Initial Funding Date and, thereafter, to maintain and, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such Purchaser

Group, in each case, in an amount up to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group.

“Commitment Fee” is defined in Section 2.7(e).

“Commitment Fee Payment” is defined in Section 5A.4(c)(vi).

“Commitment Fee Rate” is defined in the Fee Letter.

“Commitment Percentage” means, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which such Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2006-2 Maximum Invested Amount on such date.

“Conduit Assignee” means, with respect to any CP Conduit Purchaser, any commercial paper conduit administered by the Funding Agent with respect to such CP Conduit Purchaser and designated by such Funding Agent to accept an assignment from such CP Conduit Purchaser of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser pursuant to Section 12.10(b).

“CP Conduit Funded Amount” means, with respect to any Purchaser Group for any day, the portion of the Purchaser Group Invested Amount with respect to such Purchaser Group funded by such Purchaser Group by issuing Commercial Paper on such day.

“CP Conduit Purchaser” is defined in the recitals hereto.

“CP Rate Period” means, with respect to any CP Tranche, a period of days not to exceed 270 days commencing on a Business Day selected in accordance with Section 2.7(b); provided that (x) if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day and (y) during the Series 2006-2 Amortization Period, each CP Rate Period shall end on or prior to the next succeeding Payment Date.

“CP Tranche” means, with respect to a Match Funding CP Conduit Purchaser, a portion of the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser for which the Monthly Funding Costs with respect to such Match Funding CP Conduit Purchaser is calculated by reference to a particular Discount and a particular CP Rate Period.

“Daily Principal Utilization Amount” means, for any Business Day, the sum of the following amounts to be withdrawn from the Series 2006-2 Principal Collection Subaccount pursuant to Section 5A.2(g) on such Business Day: (i) the amount of any Decrease to be applied to reduce the Series 2006-2 Invested Amount pursuant to Section 2.5, (ii) the amount that the Issuer has elected to apply to reduce the principal amount of any Outstanding Series of Investor Notes (other than the Series 2006-2 Investor Notes) and (iii) the portion of the Loan to be made to Holdings on such Business Day pursuant to the Loan Agreement to be financed with the proceeds of the Series 2006-2 Investor Notes.

“Decrease” is defined in Section 2.5(a).

“Deficiency” is defined in Section 5A.4(b).

“Discount” means, with respect to any Match Funding CP Conduit Purchaser, the interest or discount component of the Commercial Paper issued by such Match Funding CP Conduit Purchaser to fund or maintain the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser, including an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain the CP Conduit Funded Amount with respect to such CP Conduit Purchaser that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest or discount component of maturing Commercial Paper issued to fund or maintain such CP Conduit Funded Amount, to the extent that such CP Conduit Purchaser has not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper, and including the portion of such interest or discount component constituting dealer or placement agent commissions and (b) with respect to any Pooled Funding CP Conduit Purchaser, the amount of interest or discount to accrue on or in respect of the Commercial Paper issued by such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent).

“Effective Date” is defined in Section 9.1.

“Eligible Assignee” means a financial institution having short-term debt ratings of at least A-1 from Standard & Poor’s and P-1 from Moody’s.

“Enhancement Matrix” means the following matrix:

	Option 1	Option 2	Option 3
Level 1 Required Enhancement Percentage	5.263%	5.541%	5.820%
Level 2 Required Enhancement Percentage	6.093%	6.371%	6.650%
Level 3 Required Enhancement Percentage	6.913%	7.191%	7.470%
Required Reserve Account Amount Percentage	2.064%	2.322%	2.455%

“Equipment” means any Vehicle that is not a Car, a Forklift, a Heavy-Duty Truck, a Medium-Duty Truck, a Truck Body or a Trailer.

“Eurodollar Period” means, with respect to any Eurodollar Tranche and any Purchaser Group:

(c)  initially, the period commencing on the Series 2006-2 Initial Funding Date, the Increase Date or a conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such Purchaser Group and which in no event will be less than 7 days); and

(d)  thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such Purchaser Group and which in no event will be less than 7 days);

provided that all Eurodollar Periods must end on the next Payment Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

(i)  if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day; and

(ii)  any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.

“Eurodollar Tranche” means, with respect to any Purchaser Group, a portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to a particular Eurodollar Period and an Adjusted LIBO Rate determined by reference thereto.

“Excess Alternative Vehicle Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is not a Car allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is not a Car subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such

Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 31.5% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Equipment Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is Equipment allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is Equipment subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 5% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Forklift Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Forklift allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Forklift subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 2% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Heavy-Duty Truck Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Heavy-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Heavy-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual

Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 7.5% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Medium-Duty Truck Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Medium-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Medium-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 15.0% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Trailer Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Trailer allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Trailer subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 3% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Truck Amount” means, on any Settlement Date, an amount equal to the greater of (a) the sum of (i) the Excess Heavy-Duty Truck Amount on such Settlement Date and (ii) the Excess Medium-Duty Truck Amount on such Settlement Date and (b) an amount equal to the excess, if any, of (x) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Medium-Duty Truck or a Heavy-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Medium-Duty Truck or a Heavy-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (y) an amount equal to 21.5% of the Aggregate Unit Balance as of such Settlement Date.

“Excess Truck Body Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of

(i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Truck Body allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

(ii) an amount equal to the aggregate for each Unit Vehicle which is a Truck Body subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (b) an amount equal to 2% of the Aggregate Unit Balance as of such Settlement Date.

“Excluded Taxes” means, with respect to the Administrative Agent, any CP Conduit Purchaser, any APA Bank, any Funding Agent, any Program Support Provider or any other recipient of any payment to be made by or on account of any obligation of the Issuer hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by any other Governmental Authority, in each case, as a result of a present or former connection between the United States of America or the jurisdiction of such Governmental Authority imposing such tax, as the case may be, and the Administrative Agent, such CP Conduit Purchaser, such APA Bank, such Funding Agent, such Program Support Provider or any other such recipient (except a connection arising solely from the Administrative Agent’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2006-2 Investor Notes) and (b) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Issuer is located (except any such branch profits or similar tax imposed as a result of a connection with the United States of America or other jurisdiction as a result of a connection arising solely from the Administrative Agent’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2006-2 Investor Notes).

“Expiry Date” means, with respect to any Purchaser Group, the earlier of (a) the Scheduled Expiry Date with respect to such Purchaser Group and (b) the date on which an Amortization Event shall have been declared or automatically occurred.

“Extending Purchaser Group” shall mean a Purchaser Group other than a Non-Extending Purchaser Group.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter dated the date hereof executed by and between the Issuer, the Administrator, the Administrative Agent and the Funding Agent with respect to each Purchaser Group, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Final Maturity Date” means the Payment Date that occurs in the 125th month after the month in which the Series 2006-2 Amortization Period shall have commenced.

“Financial Assets” is defined in Section 5A.13(b)(i).

“Floating Tranche” means, with respect to any Purchaser Group, the portion of the APA Bank Funded Amount with respect to such Purchaser Group not allocated to a Eurodollar Tranche.

“Forklift” means a high-lift, self-loading mobile vehicle, equipped with load carriage and forks, for transporting and tiering loads.

“Funding Agent” is defined in the recitals hereto.

“Gross Vehicle Weight” means the maximum manufacturer recommended weight that the axels of a Truck or Tractor can carry including the weight of the Truck or Tractor.

“Heavy-Duty Truck” means a Truck or Tractor having a Gross Vehicle Weight of over 33,000 pounds.

“Increase Amount” is defined in Section 2.3(a).

“Increase Date” is defined in Section 2.3(a).

“Increased Costs” means, for each Payment Date, the sum of (1) any Article 7 Costs due and payable on such Payment Date, (2) any other unpaid Program Costs due and payable on such Payment Date, (3) any amounts due and payable pursuant to Section 2.8 on such Payment Date and (4) the Increased Costs Carry Forward Amount for the preceding Payment Date.

“Increased Costs Carry Forward Amount” means, for each Payment Date, the excess, if any, of (a) Increased Costs for such Payment Date over (b) the aggregate amount deposited in the Series 2006-2 Distribution Account on account of the Increased Costs for such Payment Date pursuant to Sections 5A.4(c)(ix) and (xv).

“Increases” is defined in Section 2.3(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indenture Supplement” has the meaning set forth in the preamble.

“Interest Shortfall” is defined in Section 5A.3(b).

“Lease Rate Cap Costs” means, for each Payment Date, any amounts owed by the Issuer to the Series 2006-2 Investor Noteholders pursuant to Section 5A.12(e) on such Payment Date.

“Lease Rate Cap Event” means the failure on the part of the Issuer to have the Lease Rate Caps that it is required to have in accordance with Section 5A.12.

“Level 1 Required Enhancement Percentage” means on any date the percentage set forth in the Enhancement Matrix on the line titled “Level 1 Required Enhancement Percentage” for the Applicable Option.

“Level 2 Required Enhancement Percentage” means on any date the percentage set forth in the Enhancement Matrix on the line titled “Level 2 Required Enhancement Percentage” for the Applicable Option.

“Level 3 Required Enhancement Percentage” means on any date the percentage set forth in the Enhancement Matrix on the line titled “Level 3 Required Enhancement Percentage” for the Applicable Option.

“JPMorgan Chase” means JPMorgan Chase Bank, National Association, and its successors and assigns.

“LIBO Rate” means, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Telerate Page 3750 at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche.

“Light-Duty Truck” means a Truck having a Gross Vehicle Weight of under 16,001 pounds.

“Match Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is identified on Schedule I as a Match Funding CP Conduit Purchaser and each CP Conduit Purchaser that, after the Series 2006-2 Closing Date, notifies the Issuer and the Administrative Agent in accordance with Section 2.7(d) in writing that it is funding its CP Conduit Funded Amount with Commercial Paper issued by it, or for its benefit, in specified CP Tranches selected in accordance with Sections 2.7(b) and (c) and that, in each case, has not subsequently notified the Issuer and the Administrative Agent in writing that the Issuer will no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser.

“Maximum Purchaser Group Invested Amount” means, with respect to any Purchaser Group, the amount set forth opposite the name of the CP Conduit Purchaser included in such Purchaser Group on Schedule I, as such amount may be increased or reduced from time to time as provided in Section 2.6. The Maximum Purchaser Group Invested Amount with respect to each Non-Extending Purchaser Group shall be reduced to zero on the Scheduled Expiry Date with respect to such Purchaser Group.

“Medium-Duty Truck” means a Truck or Tractor having a Gross Vehicle Weight of between 16,001 pounds and 33,000 pounds.

“Monthly Funding Costs” means, with respect to each Series 2006-2 Interest Period and any Purchaser Group, the sum of:

(a)  for each day during such Series 2006-2 Interest Period, (i) with respect to a Match Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser on such day or (ii) with respect to a Pooled Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser; plus

(b)  for each day during such Series 2006-2 Interest Period, the sum of:

(i)  the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to the Floating Tranche with respect to such Purchaser Group on such day times (B) the Alternate Base Rate, divided by (C) 365 (or 366, as the case may be) plus

(ii)  the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to Eurodollar Tranches with respect to such Purchaser Group on such day times (B) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the

Applicable Margin on such day in effect with respect thereto divided by (C) 360; plus

(c)  for each day during such Series 2006-2 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such Purchaser Group on such day times (B) the Program Fee Rate on such day, divided by (C) 360.

“Monthly Interest Payment” is defined in Section 5A.4(c)(v).

“Monthly Principal Payment” is defined in Section 5A.6.

“New York UCC” is defined in Section 5A.13(b)(i).

“Non-Extending Purchaser Group” means any Purchaser Group who shall not have agreed to an extension of its Scheduled Expiry Date pursuant to Section 2.6(b).

“Optional Termination Date” is defined in Section 2.5(b).

“Optional Termination Notice” is defined in Section 2.5(b).

“Other Taxes” means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

“Outstanding” means, with respect to the Series 2006-2 Investor Notes, the Series 2006-2 Invested Amount shall not have been reduced to zero and all accrued interest and other amounts owing on the Series 2006-2 Investor Notes and to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks hereunder shall not have been paid in full.

“Participants” is defined in Section 12.10(d).

“Paydown Period” means any period from and including the Expiry Date with respect to any Purchaser Group to but excluding the earlier of (a) the date on which the Purchaser Group Invested Amount with respect to such Purchaser Group shall have been reduced to zero and (b) the commencement of the Series 2006-2 Amortization Period.

“Payment Date” means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing April 7, 2006.

“PHH Credit Agreement” means the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH, PHH Vehicle Management Services Inc., the lenders referred to therein, Citicorp USA, Inc. as syndication agent, The Bank of Nova Scotia and Wachovia Bank, National Association, as co-documentation agents, and JPMorgan Chase, as administrative agent for the lenders.

“Pooled Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is not a Match Funding CP Conduit Purchaser.

“Prepayment Date” is defined in Article 5.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Overpayment Amount” means, for each Settlement Date, the excess, if any, of (a) the aggregate amount withdrawn from the Series 2006-2 General Collection Subaccount and deposited in the Series 2006-2 Principal Collection Subaccount pursuant to Section 5A.2(f) during the immediately preceding Monthly Period over (b) the Series 2006-2 Principal Payment Amount for such Settlement Date.

“Program Fee Rate” is defined in the Fee Letter.

“Program Costs” shall mean the sum of (i) all expenses, indemnities and other amounts due and payable to the Administrative Agent, the CP Conduit Purchasers, the Funding Agents, the Program Support Providers and the APA Banks under the Indenture or this Indenture Supplement (including, without limitation, any Article 7 Costs) and (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Issuer (other than fees and expenses payable on or in connection with the closing of the issuance of Series 2006-2 or any other Series) and (B) a fraction, the numerator of which is the Series 2006-2 Maximum Invested Amount and the denominator of which is the sum of (x) the aggregate commitment amounts on such Business Day (in respect of any variable funding notes of any other Outstanding Series), (y) the Series 2006-2 Maximum Invested Amount plus (z) the aggregate Invested Amounts of all other Outstanding Series (other than variable funding notes).

“Program Support Provider” means, with respect to any CP Conduit Purchaser, the APA Bank with respect to such CP Conduit Purchaser and any other or additional Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such CP Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such CP Conduit Purchaser’s securitization program.

“Pro Rata Share” means, with respect to any Purchaser Group, on any date, the ratio, expressed as a percentage, which the Purchaser Group Invested Amount with respect to such Purchaser Group bears to the Series 2006-2 Invested Amount on such date.

“Purchaser Group” means, collectively, a CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser.

“Purchaser Group Increase Amount” means, with respect to any Purchaser Group, for any Business Day, such Purchaser Group’s Commitment Percentage of the Increase Amount, if any, on such Business Day.

“Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2006-2 Initial Funding Date, such Purchaser Group’s Commitment Percentage of the Series 2006-2 Initial Invested Amount and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) such Purchaser Group’s Commitment Percentage of any Increase Amount made pursuant to Section 2.3 on such day minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 5A.7 on such date.

“Purchaser Group Supplement” is defined in Section 12.10(e).

“Rating Agencies” means, with respect to the Series 2006-2 Investor Notes, Standard & Poor’s and Moody’s and any other nationally recognized rating agency from which a rating for the Commercial Paper with respect to any CP Conduit Purchaser was requested by such CP Conduit Purchaser.

“Rating Agency Condition” means, with respect to any action specified herein as requiring satisfaction of the Rating Agency Condition, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Administrative Agent, each CP Conduit Purchaser and the Funding Agent with respect to such CP Conduit Purchaser in writing that such action will not result in a reduction or withdrawal of the then current rating of the Commercial Paper with respect to such CP Conduit Purchaser.

“Record Date” means, with respect to each Payment Date, the immediately preceding Business Day.

“Related Purchaser Group” means, with respect to any Funding Agent, the CP Conduit Purchaser identified next to such Funding Agent on Schedule I and each APA Bank identified on Schedule I next to such CP Conduit Purchaser.

“Required Reserve Account Amount Percentage” means on any date the percentage set forth in the Enhancement Matrix on the line titled “Required Reserve Account Amount Percentage” for the Applicable Option.

“Scheduled Expiry Date” shall mean, with respect to any Purchaser Group, the later of (a) November 30, 2007 and (b) the last day of any extension of the Commitment of the APA Banks included in such Purchaser Group made in accordance with Section 2.6(b).

“Securities Intermediary” is defined in Section 5A.13(a).

“Series 2006-2” means Series 2006-2, the Principal Terms of which are set forth in this Indenture Supplement.

“Series 2006-2 Administrator Fee” is defined in Section 6.2.

“Series 2006-2 Allocated Adjusted Aggregate Unit Balance” means, as of any date of determination, the product of (a) the Adjusted Aggregate Unit Balance and (b) the percentage equivalent of a fraction the numerator of which is the Series 2006-2 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 2006-2 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Investor Notes as of such date, including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended.

“Series 2006-2 Allocated Asset Amount Deficiency” means, as of any date of determination, the amount, if any, by which the Series 2006-2 Allocated Adjusted Aggregate Unit Balance is less than the Series 2006-2 Required Asset Amount as of such date.

“Series 2006-2 Amortization Period” means the period commencing on the Business Day following the earliest to occur of (i) the date on which the Expiry Date with respect to each Purchaser shall have occurred, (ii) the Optional Termination Date and (iii) the Prepayment Date and ending on the date when the Series 2006-2 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the Series 2006-2 Investor Notes and to the Administrative Agent, the CP Conduit Purchasers, the Funding Agents and the APA Banks shall have been paid in full.

“Series 2006-2 Basic Servicing Fee” is defined in Section 6.1.

“Series 2006-2 Closing Date” means March 7, 2006.

“Series 2006-2 Collateral” means the Collateral, the Series 2006-2 Reserve Account, the Series 2006-2 Yield Supplement Account and the Series 2006-2 Distribution Account.

“Series 2006-2 Collection Subaccount” is defined in Section 5A.1(a).

“Series 2006-2 Daily Principal Allocation” is defined in Section 5A.2(b).

“Series 2006-2 Designated Account” is defined in Section 5A.13(a).

“Series 2006-2 Distribution Account” is defined in Section 5A.11(a).

“Series 2006-2 Eligible Counterparty” means a financial institution having on the date of any acquisition of a Lease Rate Cap short-term debt ratings of “A-1+” by Standard & Poor’s and “P-1” by Moody’s and long-term unsecured debt ratings of at least “A+” by Standard & Poor’s and “Aa3” by Moody’s.

“Series 2006-2 Excess Fleet Receivable Amount” means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and (b) the Excess Fleet Receivable Amount for such Settlement Date.

“Series 2006-2 Gain on Sale Account Percentage” means 10%.

“Series 2006-2 Hypothetical Yield Shortfall Amount” means, for any Settlement Date, an amount equal to the product of (x) the excess, if any, of the Series 2006-2 Minimum Yield Rate for such Settlement Date over the CP Rate as of the last day of the immediately preceding Monthly Period, (y) the Series 2006-2 Invested Percentage on such Settlement Date of the aggregate Lease Balance of all Floating Rate Leases as of the last day of the immediately preceding Monthly Period and (z) 2.75.

“Series 2006-2 Initial Funding Date” is defined in Section 2.1(a).

“Series 2006-2 Initial Invested Amount” is defined in Section 2.3(a).

“Series 2006-2 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2006-2 Interest Period shall commence on and include the Series 2006-2 Initial Funding Date and end on and include April 6, 2006.

“Series 2006-2 Invested Amount” means, on any date of determination, the sum of the Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date.

“Series 2006-2 Invested Percentage” means, with respect to any Business Day (i) during the Series 2006-2 Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2006-2 Allocated Adjusted Aggregate Unit Balance as of the end of the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine invested percentages for allocations for all Series of Investor Notes (and all classes of such Series of Investor Notes), including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended, as of the end of such immediately preceding Business Day or (ii) during the Series 2006-2 Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2006-2 Allocated Adjusted Aggregate Unit Balance as of the end of the Series 2006-2 Revolving Period, and the denominator of which is the sum of the numerators used to determine invested percentages for allocations for all Series of Investor Notes (and all classes of such Series of Investor Notes), including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended, as of the end of the immediately preceding Business Day.

“Series 2006-2 Investor Noteholder” means the Person in whose name a Series 2006-2 Investor Note is registered in the Note Register.

“Series 2006-2 Investor Notes” means any one of the Series 2006-2 Floating Rate Asset Backed Variable Funding Investor Notes, executed by the Issuer and authenticated and delivered by the Indenture Trustee, substantially in the form of Exhibit A hereto.

“Series 2006-2 Liquid Credit Enhancement Deficiency” means, on any date of determination, the amount by which the Series 2006-2 Reserve Account Amount is less than the Series 2006-2 Required Reserve Account Amount.

“Series 2006-2 Maximum Invested Amount” means, on any date of determination, the sum of the Maximum Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date. The Series 2006-2 Maximum Invested Amount shall be reduced by the Maximum Purchaser Group Invested Amount of each Non-Extending Purchaser Group on the Scheduled Expiry Date with respect to such Purchaser Group.

“Series 2006-2 Minimum Yield Rate” means, for any Settlement Date, a rate per annum equal to the sum of (i) the Series 2006-2 Note Rate for the Series 2006-2 Interest Period ending on the day before such Settlement Date, (ii) 0.225% and (iii) 0.60%.

“Series 2006-2 Monthly Interest” is defined in Section 5A.3(a).

“Series 2006-2 Monthly Residual Value Gain” means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and (b) the Monthly Residual Value Gain for such Settlement Date.

“Series 2006-2 Monthly Servicer Advance Reimbursement Amount” means, for each Payment Date, an amount equal to the product of (a) the Monthly Servicer Advance Reimbursement Amount for such Payment Date and (b) the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period.

“Series 2006-2 Note Rate” means for any Series 2006-2 Interest Period, the interest rate equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Funding Costs with respect to each Purchaser Group for such Series 2006-2 Interest Period and the denominator of which is equal to the average daily Series 2006-2 Invested Amount during such Series 2006-2 Interest Period and (b) a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Series 2006-2 Interest Period; provided, however, that the Series 2006-2 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2006-2 Note Termination Date” means the date on which the Series 2006-2 Invested Amount shall have been reduced to zero and all accrued and unpaid interest on the Series 2006-2 Notes shall have been paid in full.

“Series 2006-2 Prepayment Amount” means, the sum of the following amounts with respect to each Purchaser Group:

(a)  the Purchaser Group Invested Amount with respect to such Purchaser Group, plus

(b)  (i) if the CP Conduit Purchaser in such Purchaser Group is a Match Funding CP Conduit Purchaser, the sum of (A) all accrued and unpaid Discount on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from the issuance date(s) thereof to but excluding the Prepayment Date and (B) the aggregate Discount to accrue on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from and including the Prepayment Date to and excluding the maturity date of each CP Tranche with respect to such Match Funding CP Conduit Purchaser or (ii) if the CP Conduit Purchaser in such Purchaser Group is a Pooled Funding CP Conduit Purchaser, the sum of (A) the aggregate amount of Discount on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser as of the Prepayment Date and (B) the aggregate amount of Discount to accrue on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser from and including the Prepayment Date to and excluding the maturity dates of such Commercial Paper; plus

(c)  all accrued and unpaid interest on the APA Bank Funded Amount with respect to such Purchaser Group, calculated at the Alternate Base Rate or the applicable Adjusted LIBO Rate for the period from and including the immediately preceding Period End Date to and excluding the Prepayment Date, plus

(d)  the Commitment Fee payable to such Purchaser Group calculated for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date, plus

(e)  all Article 7 Costs then due and payable to such Purchaser Group, plus

(f)  without duplication, any other Program Costs then due and payable to such Purchaser Group and any amounts then due and payable to such Purchaser Group pursuant to Section 2.8.

“Series 2006-2 Principal Collection Subaccount” is defined in Section 5A.1(a).

“Series 2006-2 Principal Payment Amount” means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and (b) the Principal Payment Amount for such Settlement Date.

“Series 2006-2 Required Asset Amount” means, as of any date of determination, the sum of the Series 2006-2 Invested Amount and the Series 2006-2 Required Overcollateralization Amount as of such date.

“Series 2006-2 Required Enhancement Amount” means, on any date of determination, an amount equal to the sum of (a) (i) during the Series 2006-2 Revolving Period, the Series 2006-2 Required Percentage of the sum of (x) the Series 2006-2 Maximum Invested Amount on such date and (y) during any Paydown Period, the aggregate Purchaser Group Invested Amount of any Non-Extending Purchaser Groups on such date or (ii) during the Series 2006-2 Amortization Period, the Series 2006-2 Required Percentage of the sum of (x) the Series 2006-2 Maximum Invested Amount on the last day of the Series 2006-2 Revolving Period and (y) if the last day of the Series 2006-2 Revolving Period occurred during a Paydown Period, the aggregate Purchaser Group Invested Amount of any Non-Extending Purchaser Groups on the last day of the Series 2006-2 Revolving Period plus (b) the sum of:

(i)  if the Three-Month Average Residual Value Loss Ratio with respect to the most recent Settlement Date exceeded 12.50%, an amount equal to the product of (a) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding such Settlement Date and (b) 90% of the amount by which the Aggregate Residual Value Amount exceeded the Excess Residual Value Amount, in each case, as of that date; plus

(ii)  the greater of

(A)	the sum of:

(1) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Equipment Amount on such Settlement Date;

(2) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Forklift Amount on such Settlement Date;

(3) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Truck Amount on such Settlement Date;

(4) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Trailer Amount on such Settlement Date; and

(5) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Truck Body Amount on such Settlement Date; or

(B) an amount equal to the product of (x) the Series 2006-2 Invested Percentage as of the last day of the Monthly Period immediately preceding such Settlement Date and (y) the Excess Alternative Vehicle Amount on such Settlement Date

; provided, however, that, after the declaration or occurrence of an Amortization Event, the Series 2006-2 Required Enhancement Amount shall equal the Series 2006-2 Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

“Series 2006-2 Required Investor Noteholders” means Purchaser Groups having Commitment Percentages aggregating 66 2/3% or more.

“Series 2006-2 Required Overcollateralization Amount” means, on any date of determination during an Accrual Period, the amount, if any, by which the Series 2006-2 Required Enhancement Amount exceeds the sum of (a) the Series 2006-2 Reserve Account Amount and (b) the amount on deposit in the Series 2006-2 Principal Collection Subaccount on such date (excluding any amounts deposited therein pursuant to Section 5A.2(f) during the Monthly Period commencing after the first day of such Accrual Period).

“Series 2006-2 Required Percentage” means, on any date of determination, the Level 2 Required Enhancement Percentage as of such date unless:

(a) for the most recent Settlement Date all of the following were true:

(1) the Three Month Average Charge-Off Ratio was 0.50 % or less;

(2) the Twelve Month Average Charge-Off Ratio was 0.25% or less;

(3) the Three Month Average Residual Value Loss Ratio was 10.00% or less;

(4) the Twelve Month Average Residual Value Loss Ratio was 5.00% or less;

(5) the Three Month Average Paid-In Advance Loss Ratio was 1.00% or less;

(6) the Twelve Month Average Paid-In Advance Loss Ratio was 0.50% or less; and

(7) the Three Month Average Delinquency Ratio was 4.50% or less;

in which case, the Series 2006-2 Required Percentage on such date will equal the Level 1 Required Enhancement Percentage or

(b) for the most recent Settlement Date any one of the following was true:

(1) the Three Month Average Charge-Off Ratio exceeded 0.75%;

(2) the Twelve Month Average Charge-Off Ratio exceeded 0.50%;

(3) the Three Month Average Residual Value Loss Ratio exceeded 12.50%;

(4) the Twelve Month Average Residual Value Loss Ratio exceeded 10.00%;

(5) the Twelve Month Average Paid-In Advance Loss Ratio exceeded 0.75%; or

(6) the Three Month Average Delinquency Ratio exceeded 6.00%;

in which case, the Series 2006-2 Required Percentage on such date will equal the Level 3 Required Enhancement Percentage.

“Series 2006-2 Required Reserve Account Amount” means, on any date of determination, an amount equal to the greater (a) the Required Reserve Account Amount Percentage as of such date of the Series 2006-2 Invested Amount on such date and (b) 1% of the Series 2006-2 Maximum Invested Amount (i) during the Series 2006-2 Revolving Period, on such date, or (ii) during the Series 2006-2 Amortization Period, the last day of the Series 2006-2 Revolving Period.

“Series 2006-2 Required Yield Supplement Amount” means, as of any Settlement Date, the excess, if any, of (a) the Series 2006-2 Yield Shortfall Amount for such Settlement Date over (b) 70% of the product of (x) the Series 2006-2 Invested Percentage on such Settlement Date and (y) the Class X 1999-1B Invested Amount as of such Settlement Date (after giving effect to any increase thereof on such Settlement Date); provided, however that upon the occurrence of a Receivables Purchase Termination Event, the Series 2006-2 Required Yield Supplement Amount will equal the Series 2006-2 Yield Shortfall Amount.

“Series 2006-2 Reserve Account” is defined in Section 5A.9(a).

“Series 2006-2 Reserve Account Amount” means, on any date of determination, the amount on deposit in the Series 2006-2 Reserve Account and available for withdrawal therefrom.

“Series 2006-2 Reserve Account Surplus” means, on any date of determination, the amount, if any, by which the Series 2006-2 Reserve Account Amount exceeds the Series 2006-2 Required Reserve Account Amount.

“Series 2006-2 Revolving Period” means the period from and including the Effective Date to but excluding the commencement of the Series 2006-2 Amortization Period.

“Series 2006-2 Servicing Fee” is defined in Section 6.1.

“Series 2006-2 Servicing Fee Percentage” is defined in Section 6.1.

“Series 2006-2 Settlement Collection Subaccount” is defined in Section 5A.1(a).

“Series 2006-2 Subaccounts” is defined in Section 5A.1(a).

“Series 2006-2 Supplemental Servicing Fee” is defined in Section 6.1.

“Series 2006-2 Weighted Average Yield Shortfall” means, for any Settlement Date, the excess, if any, of (a) the Series 2006-2 Minimum Yield Rate for such Settlement Date over (b) the Series 2006-2 Weighted Average Yield Shortfall Lease Yield for such Settlement Date.

“Series 2006-2 Weighted Average Yield Shortfall Lease Yield” means, for any Settlement Date, the quotient of (a) the sum of the product with respect to each Series 2006-2 Yield Shortfall Lease of (i) the actual or implicit finance charge rate applicable to such Series 2006-2 Yield Shortfall Lease and (ii) the Net Book Value of the Leased Vehicle subject to such Series 2006-2 Yield Shortfall Lease as of the last day of the immediately preceding Monthly Period divided by (b) the aggregate Net Book Value of the Leased Vehicles subject to all of the Series 2006-2 Yield Shortfall Leases as of the last day of the immediately preceding Monthly Period.

“Series 2006-2 Weighted Average Yield Shortfall Life” means, for any Settlement Date, 50% of the weighted (on the basis of Net Book Value of the related Leased Vehicle) average Assumed Lease Term of the Series 2006-2 Yield Shortfall Leases, assuming that all scheduled lease payments are made thereon when scheduled and that the Obligors thereunder do not elect to convert such Series 2006-2 Yield Shortfall Leases to Fixed Rate Leases, as of the last day of the immediately preceding Monthly Period.

“Series 2006-2 Yield Shortfall Amount” means, for any Settlement Date, (i) if the Series 2006-2 Hypothetical Yield Shortfall Amount for such Settlement Date is less than the product of (x) the Series 2006-2 Invested Percentage as of the last day of the immediately preceding Monthly Period and (y) 70% of the Class X 1999-1B Invested Amount as of such Settlement Date (after giving effect to any increase thereof on such Settlement Date), an amount equal to the Series 2006-2 Hypothetical Yield Shortfall Amount and (ii) otherwise, an amount equal to the product of (x) the Series 2006-2 Weighted Average Yield Shortfall for such Settlement Date, (y) the aggregate Lease Balance of all Series 2006-2 Yield Shortfall Leases as of the last day of the immediately preceding Monthly Period and (z) the Series 2006-2 Weighted Average Yield Shortfall Life for such Settlement Date.

“Series 2006-2 Yield Shortfall Lease” means, as of any Settlement Date, each Unit Lease that is a Floating Rate Lease with an actual or implicit finance charge rate of less than the Series 2006-2 Minimum Yield Rate as of the last day of the immediately preceding Monthly Period.

“Series 2006-2 Yield Supplement Account” is defined in Section 5A.10(a).

“Series 2006-2 Yield Supplement Account Amount” means, on any date of determination, the amount on deposit in the Series 2006-2 Yield Supplement Account and available for withdrawal therefrom.

“Series 2006-2 Yield Supplement Account Surplus” means, on any date of determination, the amount, if any, by which the Series 2006-2 Yield Supplement Account Amount exceeds the Series 2006-2 Required Yield Supplement Amount.

“Series 2006-2 Yield Supplement Deficiency” means, on any date of determination, the amount by which the Series 2006-2 Required Yield Supplement Account Amount is less than the Series 2006-2 Yield Supplement Account Amount.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal (rounded up to the nearest 1/100th of 1%) established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the reserve percentage.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other as may replace that page on that service for the purpose of displaying rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent).

“Total Cash Available” means, for any Settlement Date, the excess, if any, of (a) the sum of (i) the aggregate amount of Collections allocated to the Series 2006-2 General Collection Subaccount pursuant to Section 5A.2(a) during the immediately preceding Monthly Period, (ii) an amount equal to the product of the average daily Series 2006-2 Invested Percentage during such Monthly Period and the amount of the Unit Repurchase Payments paid by the Servicer on such Settlement Date, (iii) an amount equal to the product of the average daily Series 2006-2 Invested Percentage during such Monthly Period and the amount of the Monthly Servicer Advance made by the Servicer on such Settlement Date, (iv) an amount equal to the product of the average daily Series 2006-2 Invested Percentage during such Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on the Transfer

Date immediately preceding such Settlement Date and (v) the investment income on amounts on deposit in the Series 2006-2 Principal Collection Subaccount and the Series 2006-2 General Collection Subaccount transferred to the Series 2006-2 Settlement Collection Subaccount on such Settlement Date pursuant to Section 5A.1(b) over (b) the aggregate amount withdrawn from the Series 2006-2 General Collection Subaccount and deposited in the Series 2006-2 Principal Collection Subaccount pursuant to Section 5A.2(f) during the immediately preceding Monthly Period.

“Tractor” means a vehicle designed to pull a Trailer by means of a fifth wheel mounted over its rear axel.

“Trailer” means a truck trailer supported at the rear by its own wheels and at the front by a fifth wheel mounted to a Tractor.

“Transferee” is defined in Section 12.10(f).

“Transfer Supplement” is defined in Section 12.10(c).

“Truck” means a vehicle that carries cargo in a body mounted to its chassis rather than in a Trailer towed by the vehicle.

“Truck Body” means the outer shell of a motor vehicle that is mounted to a cab chassis and that covers that chassis from the back of the cab to the end of the body. A Vehicle shall not be a Truck Body if it also includes the cab.

ARTICLE 2

PURCHASE AND SALE OF SERIES 2006-2 INVESTOR NOTES;

INCREASES AND DECREASES OF SERIES 2006-2 INVESTED AMOUNT

SECTION 2.1.   Purchases of the Series 2006-2 Investor Notes

(a)  Initial Purchases. Subject to the terms and conditions of this Indenture Supplement, including delivery of notice in accordance with Section 2.3, (i) each CP Conduit Purchaser may, in its sole discretion, purchase a Series 2006-2 Investor Note in an amount equal to all or a portion of its Commitment Percentage of the Series 2006-2 Initial Invested Amount on any Business Day during the period from the Effective Date to and including the Expiry Date with respect to the Purchaser Group of which such CP Conduit Purchaser is a member (the “Series 2006-2 Initial Funding Date”), and if such CP Conduit Purchaser shall have notified the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser that it has elected not to fund a Series 2006-2 Investor Note in an amount equal to its Commitment Percentage of the Series 2006-2 Initial Invested Amount on the Series 2006-2 Initial Funding Date, each APA Bank with respect to such CP Conduit Purchaser shall fund on the Series 2006-2 Initial Funding Date its APA Bank Percentage of that portion of such Series 2006-2 Investor Note not to be funded by such CP Conduit Purchaser and (ii) thereafter, (A) if a CP Conduit Purchaser shall have purchased a Series 2006-2 Investor Note on the Series 2006-2 Initial Funding Date, such CP Conduit Purchaser may, in its sole discretion, maintain its Series 2006-2 Investor Note, subject to increase or decrease during the period from the Effective Date to and including the Expiry Date with respect to the Purchaser Group of which such CP Conduit Purchaser is a member, in accordance with the provisions of this Indenture Supplement and (B) each APA Bank with respect to such CP Conduit Purchaser shall maintain the Series 2006-2 Investor Note with respect to the Purchaser Group of which it is a member, subject to increase or decrease during the period from the Effective Date to and including the Expiry Date with respect to such Purchaser Group, in accordance with the provisions of this Indenture Supplement. Payments by each CP Conduit Purchaser and/or the APA Banks with respect to such CP Conduit Purchaser shall be made in immediately available funds on the Series 2006-2 Initial Funding Date to the Funding Agent with respect to such CP Conduit Purchaser for remittance to the Indenture Trustee for deposit into the Series 2006-2 Collection Subaccount.

(b)  Maximum Purchaser Group Invested Amounts. Notwithstanding anything to the contrary contained in this Indenture Supplement, at no time shall the Purchaser Group Invested Amount with respect to any Purchaser Group exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group at such time.

(c)   Form of Series 2006-2 Investor Notes. The Series 2006-2 Investor Notes shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto.

SECTION 2.2.   Delivery.

(a)   On the Series 2006-2 Initial Funding Date, the Issuer shall sign and shall direct the Indenture Trustee in writing pursuant to Section 2.4 of the Base Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall so authenticate a Series 2006-2 Investor Note in the name of the Funding Agent with respect to each Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group and deliver such Series 2006-2 Investor Note to such Funding Agent in accordance with such written directions.

(b)   The Indenture Trustee shall indicate in the Note Register the actual Purchaser Group Invested Amount outstanding with respect to each Purchaser Group and the actual Series 2006-2 Invested Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Purchaser Group Invested Amounts and outstanding Series 2006-2 Invested Amount from time to time.

SECTION 2.3.   Procedure for Initial Issuance and for Increasing the Series 2006-2 Invested Amount.

(a)   Subject to Section 2.3(c), (i) on the Series 2006-2 Initial Funding Date, each CP Conduit Purchaser may agree, in its sole discretion, to purchase, and the APA Banks with respect to such CP Conduit Purchaser shall purchase, a Series 2006-2 Investor Note in accordance with Section 2.1 and (ii) on any Business Day during the period from the Effective Date to and including the Expiry Date with respect to a Purchaser Group, the CP Conduit Purchaser in such Purchaser Group may agree, in its sole discretion, and the APA Banks in such Purchaser Group hereby agree that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to the Commitment Percentage of such Purchaser Group of the Increase Amount (an “Increase”), upon the request of the Issuer (each date on which an increase in the Series 2006-2 Invested Amount occurs hereunder being herein referred to as the “Increase Date” applicable to such Increase); provided, however, that the Issuer shall have given the Administrative Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt), by telecopy (receipt confirmed), substantially in the form of Exhibit B hereto, of such request no later than 9:30 A.M., New York City time, on the Business Day prior to the Series 2006-2 Initial Funding Date or such Increase Date, as the case may be; provided, further, that if the proposed amount of any Increase (the “Increase Amount”) will be $200,000,000 or more, the Issuer shall have given the Administrative Agent written notice thereof no later than 9:30 A.M., New York City time, on the second Business Day prior to the proposed Increase Date. Such notice shall state (x) the Series 2006-2 Initial Funding Date or the Increase Date, as the case may be, and (y) the initial invested amount (the “Series 2006-2 Initial Invested Amount”) or the proposed Increase Amount, as the case may be.

(b)   If a CP Conduit Purchaser elects not to fund the full amount of the Commitment Percentage of its Purchaser Group of the Series 2006-2 Initial Invested Amount or a requested Increase, such CP Conduit Purchaser shall notify the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser, and each APA Bank in such Purchaser Group shall fund its APA Bank Percentage of the portion of the Commitment Percentage of such Purchaser Group of the Series 2006-2 Initial Invested Amount or such Increase, as the case may be, not funded by such CP Conduit Purchaser.

(c)   No Purchaser Group shall be required to make the initial purchase of a Series 2006-2 Investor Note on the Series 2006-2 Initial Funding Date or to increase its Purchaser Group Invested Amount on any Increase Date hereunder unless:

(i)  the Series 2006-2 Initial Invested Amount or Increase Amount is equal to $10,000,000 or an integral multiple of $500,000 in excess thereof;

(ii)  after giving effect to the initial purchase amount or Increase Amount, the Purchaser Group Invested Amount with respect to such Purchaser Group would not exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser;

(iii)  after giving effect to the initial purchase amount or Increase Amount, no Series 2006-2 Allocated Asset Amount Deficiency, Series 2006-2 Liquid Credit Enhancement Deficiency or Series 2006-2 Yield Supplement Deficiency would have occurred and be continuing;

(iv)  no Amortization Event or Potential Amortization Event shall have occurred and be continuing;

(v)  all of the representations and warranties made by each of the Issuer, SPV, Holdings, the Origination Trust and the Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Series 2006-2 Initial Funding Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date); and

(vi)  all conditions precedent set forth in Section 11.2 of the Loan Agreement to the funding of the Loan, if any, being funded on the Series 2006-2 Initial Funding Date or such Increase Date, as the case may be, shall have been satisfied.

The Issuer’s acceptance of funds in connection with (x) the initial purchase of Series 2006-2 Investor Notes on the Series 2006-2 Initial Funding Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Issuer to the applicable Purchasers as of the Series 2006-2 Initial Funding Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.3(c) have been satisfied.

(d)   If there is a Principal Overpayment Amount for any Settlement Date, the Issuer shall request an Increase in accordance with Section 2.3(a) in an amount equal to such Principal Overpayment Amount effective on such Settlement Date. Notwithstanding the provisions of Section 2.3(c), each Purchaser Group shall be required to fund its Commitment Percentage of such an Increase even if the Issuer is unable to satisfy the conditions set forth in clause (i), (iii), (iv) or (vi) of Section 2.3(c).

(e)   Upon receipt of any notice required by Section 2.3(a) from the Issuer, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 1:00 P.M., New York City time, on the day received. After receipt by any Funding Agent with respect to a Purchaser of such notice from the Administrative Agent, such Funding Agent shall, except as otherwise provided in Section 2.3(d), so long as the conditions set forth in Sections 2.3(a) and (c) are satisfied, promptly provide telephonic notice to the related CP Conduit Purchaser and the related APA Banks, of the Increase Date and of such Purchaser Group’s Commitment Percentage of the Series 2006-2 Initial Invested Amount or the Increase Amount. If such CP Conduit Purchaser elects to fund all or a portion of the Commitment Percentage of such Purchaser Group of the Series 2006-2 Initial Invested Amount or the Increase Amount, as the case may be, such CP Conduit Purchaser shall pay in immediately available funds such Commitment Percentage (or any portion thereof) of the Series 2006-2 Initial Invested Amount on the Series 2006-2 Initial Funding Date or the amount of such Increase on the related Increase Date, as the case may be, to the Funding Agent with respect to such Purchaser Group for deposit into the Series 2006-2 Collection Subaccount. If such CP Conduit Purchaser does not fund the full amount of the Commitment Percentage of such Purchaser Group of the Series 2006-2 Initial Invested Amount or the Increase Amount, as the case may be, and the related APA Banks are required to fund the portion thereof not funded by the CP Conduit Purchaser, each such APA Bank shall pay in immediately available funds its APA Bank Percentage of such portion on the Series 2006-2 Initial Funding Date or the related Increase Date, as the case may be, to the Funding Agent with respect to such Purchaser Group for deposit in the Series 2006-2 Collection Subaccount.

SECTION 2.4.  Sales by CP Conduit Purchasers of Series 2006-2 Investor Notes to APA Banks

. Notwithstanding any limitation to the contrary contained herein, each CP Conduit Purchaser may, in its own discretion, at any time, sell or assign all or any portion of its interest in its Series 2006-2 Note to any Conduit Assignee or to the APA Bank with respect to such CP Conduit Purchaser pursuant to, and subject to the terms and conditions of, the Asset Purchase Agreement with respect to such CP Conduit Purchaser.

SECTION 2.5.  Procedure for Decreasing the Series 2006-2 Invested Amount; Optional Termination.

(a)   On any Business Day prior to the occurrence of an Amortization Event, upon the written request of the Issuer or the Administrator on behalf of the Issuer, the Series 2006-2 Invested Amount may be reduced (a “Decrease”) by the Indenture Trustee’s withdrawing from the Series 2006-2 Principal Collection Subaccount, depositing into the Series 2006-2 Distribution Account and distributing to the Administrative Agent funds on deposit in the Series 2006-2 Principal Collection Subaccount on such day in accordance with Section 5A.7(c) in an amount not to exceed the amount of such funds on deposit on such day; provided that the Administrator shall have given the Administrative Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 9:30 A.M., New York City time, on the second Business Day prior to such Decrease, in the case of any such Decrease in an amount less than $200,000,000, and prior to 9:30 A.M., New York City time, on a Business Day that is at least ten days prior to such Decrease, in the case of any such Decrease in an amount of $200,000,000 or more; provided, further, that any such Decrease shall be in an amount equal to $10,000,000 and integral multiples of $500,000 in excess thereof. Upon each Decrease, the Indenture Trustee shall indicate in the Note Register such Decrease. Upon receipt of any notice required by Section 2.5(a) from the Issuer, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 1:00 P.M., New York City time, on the day received.

(i)   On any Business Day, the Issuer shall have the right to deliver an irrevocable written notice (an “Optional Termination Notice”) to the Administrative Agent, the Indenture Trustee, the Administrator and the Rating Agencies in which the Issuer declares that the Commitments shall terminate on the date (the “Optional Termination Date”) set forth in such notice (which date, in any event, shall be a Payment Date not less than twenty Business Days from the date on which such notice is delivered). Upon receipt of any Optional Termination Notice from the Issuer, the Administrative Agent shall promptly notify the Funding Agent with respect to each Purchaser Group thereof.

(ii)   From and after the Optional Termination Date, the Series 2006-2 Amortization Period shall commence for all purposes under this Indenture Supplement and the other Transaction Documents.

(b)   If there are funds on deposit in the Series 2006-2 Principal Collection Subaccount on any Business Day on which the Purchaser Group Invested Amount with respect to any Non-Extending Purchaser Group shall not have been reduced to zero and the Issuer would be permitted under the terms of Section 2.5(a) to effect a Decrease with such funds, the Issuer shall request such a Decrease in accordance with Section 2.5(a) on the earliest possible date.

SECTION 2.6.  Increases and Reductions of the Commitments; Extensions of the Commitments

(a)   The Issuer may from time to time request that any Purchaser Group agree to increase its Maximum Purchaser Group Invested Amount. An increase in any Maximum Purchaser Group Invested Amount shall be effective hereunder if such Purchaser Group shall have agreed to such increase in its Maximum Purchaser Group Invested Amount.

(b)   If the Issuer desires to extend the Scheduled Expiry Date with respect to the Purchaser Groups, the Issuer shall notify the Administrative Agent at least 60 days prior to such Scheduled Expiry Date of its desire to extend the Scheduled Expiry Date with respect to the Purchaser Groups, whereupon the Administrative Agent shall notify the Funding Agent with respect to each Purchaser Group of the Issuer’s desire to so extend the Scheduled Expiry Date. Each Funding Agent, on behalf of its Purchaser Group, shall notify the Administrative Agent and the Issuer in writing of whether such Purchaser Group agrees to an extension of the Scheduled Expiry Date with respect to such Purchaser Group; provided that failure by a Funding Agent to respond to such request shall not be construed as a consent by such Purchaser Group to such extension. The decision to extend or not extend shall be made by each Purchaser Group in its sole discretion. In the event that any Purchaser Group desires to extend its Scheduled Expiry Date for an amount that is less than its Maximum Purchaser Group Invested Amount prior to the Issuer’s request for an extension, the Issuer, in its sole discretion, may accept such extension; provided, however, that such Purchaser Group (x) shall be deemed to be a Non-Extending Purchaser Group for purposes of Section 5A.7(c) having a Purchaser Group Invested Amount equal to the excess of its Purchaser Group Invested Amount over the Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date and (y) shall be deemed to be an Extending Purchaser Group with a Maximum Purchaser Group Invested Amount equal to the portion of its Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date.

(c)   On any Business Day during the Series 2006-2 Revolving Period, the Issuer may, upon two (2) Business Days’ prior written notice to the Administrative Agent (effective upon receipt) (with copies to the Administrator and the Indenture Trustee) reduce the Series 2006-2 Maximum Invested Amount in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 2006-2 Invested Amount on such date, the Purchaser Group Invested Amount with respect to any Purchaser Group would exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group then in effect. Any reduction in the Series 2006-2 Maximum Invested Amount shall be made on a pro rata basis to the Maximum Purchaser Group Invested Amounts with respect to the Purchaser Groups, based on the Maximum Purchaser Group Invested Amount with respect to each Purchaser Group.

SECTION 2.7.  Interest; Fees.

(a)   Interest shall be payable on the Series 2006-2 Investor Notes on each Payment Date pursuant to Section 5A.5(a).

(b)   On any Business Day, the Issuer may, subject to Section 2.7(c), elect to allocate all or any portion of the Available CP Funding Amount with respect to any Match Funding CP Conduit Purchaser, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such Match Funding CP Conduit Purchaser irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 11:00 A.M., New York City time, one Business Day prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche to which a portion of the Available CP Funding Amount with respect to the Purchaser Group of which such Match Funding CP Conduit Purchaser is a member is to be allocated and (iii) the portion of such Available CP Funding Amount being allocated to each such CP Tranche. On any Business Day, the Issuer may, subject to Section 2.7(c), elect to allocate all or any portion of the Available APA Bank Funding Amount with respect to any Purchaser Group to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such Purchaser Group irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 1:00 P.M., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available APA Bank Funding Amount with respect to such Purchaser Group is to be allocated and (iii) the portion of such Available APA Bank Funding Amount being allocated to each such Eurodollar Tranche. Upon receipt of any such notice, the Funding Agent with respect to a Purchaser Group shall notify the CP Conduit

Purchaser and the APA Banks in such Purchaser Group of the contents of such notice promptly upon receipt thereof.

(c)   Notwithstanding anything to the contrary contained in this Section 2.7, (i) (A) each Match Funding CP Conduit Purchaser shall approve the length of each CP Rate Period and the portion of the Available CP Funding Amount with respect to such Match Funding CP Conduit Purchaser allocated to such CP Rate Period, (B) such Match Funding CP Conduit Purchaser may select, in its sole discretion, any new CP Rate Period if (x) the Issuer does not provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent with respect to such Match Funding CP Conduit Purchaser, on behalf of such Match Funding CP Conduit Purchaser, determines, in its sole discretion, that the CP Rate Period requested by the Issuer is unavailable or for any reason commercially undesirable and (C) the portion of the Available CP Funding Amount with respect to such Match Funding CP Conduit Purchaser allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) (A) the portion of the Available APA Bank Funding Amount with respect to any Purchaser Group allocable to each Eurodollar Tranche must be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, (B) no more than 10 Eurodollar Tranches with respect to such Purchaser Group shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, the Issuer may not elect to allocate any portion of the Available APA Bank Funding Amount with respect to any Purchaser Group to a Eurodollar Tranche and (D) during the Series 2006-2 Amortization Period, the Issuer may not select any Eurodollar Period that does not end on or prior to the next succeeding Payment Date.

(d)  On any Business Day, a Match Funding CP Conduit Purchaser may elect that the Issuer no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving the Issuer and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Issuer and the Administrative Agent at least one Business Day prior to such Business Day. On any Business Day, a Pooled Funding CP Conduit Purchaser may elect thereafter to allow the Issuer to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving the Issuer and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Issuer and the Administrative Agent at least one Business Day prior to such Business Day. Any CP Conduit Purchaser making an election to change the manner in which its funding costs in respect of its Series 2006-2 Investor Note are allocated in accordance with this Section 2.7(d) will be both a Match Funding CP Conduit Purchaser and a Pooled Funding CP Conduit Purchaser during the period that its Series 2006-2 Investor Note is funded on both a “pooled” and “match funded” basis and its Monthly Funding Costs during that period will be calculated accordingly.

(e)  The Indenture Trustee (acting at the written direction of the Administrator upon which the Indenture Trustee may conclusively rely) shall distribute pursuant to Section 5A.5(b), from amounts deposited in the Series 2006-2 Distribution Account pursuant to Section 5A.4(c), to the Administrative Agent, for the account of each Purchaser Group, on each Payment Date, a commitment fee with respect to the Series 2006-2 Interest Period ending on such Payment Date (the “Commitment Fee”) during the period from the Effective Date to and including the Expiry Date with respect to such Purchaser Group at the Commitment Fee Rate of 102% of the average daily Maximum Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2006-2 Interest Period less the average daily Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2006-2 Interest Period. The Commitment Fee shall be payable monthly in arrears on each Payment Date.

(f)  Calculations of per annum rates under this Indenture Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the Prime Rate) day year. Calculations of Commitment Fees shall be made on the basis of a 360-day year. Each determination of the Adjusted LIBO Rate by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

SECTION 2.8.  Indemnification by the Issuer and the Administrator

(a)  The Issuer agrees to indemnify and hold harmless the Indenture Trustee, the Administrative Agent, each Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a “Company indemnified person”) from and against any loss, liability, expense, damage or injury suffered or sustained by (a “Claim”) such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Issuer pursuant to the Indenture or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Issuer (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Issuer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) includes any Excluded Taxes; provided that any payments made by the Issuer pursuant to this Section 2.8 shall be made solely from funds available therefor pursuant to Section 5A.5(e), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment.

(b)  The Administrator agrees to indemnify and hold harmless the Indenture Trustee, the Administrative Agent, each Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a “Administrator indemnified person”) from and against any Claim by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Administrator pursuant to the Indenture or the other

Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Administrator (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Administrator to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Administrator indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) include any Excluded Taxes.

SECTION 2.9.  Funding Agents

(a)  The Funding Agent with respect to each Purchaser Group is hereby authorized to record on each Business Day the CP Funded Amount with respect to such Purchaser Group and the aggregate amount of Discount accruing with respect thereto on such Business Day and the APA Bank Funded Amount with respect to such Purchaser Group and the amount of interest accruing with respect thereto on such Business Day and, based on such recordations, to determine the Monthly Funding Costs with respect to each Series 2006-2 Interest Period and such Purchaser Group. Any such recordation by a Funding Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. Furthermore, the Funding Agent with respect to each Purchaser Group will maintain records sufficient to identify the percentage interest of the related CP Conduit Purchaser and each APA Bank with respect to such Purchaser Group holding an interest in the Series 2006-2 Investor Note registered in the name of such Funding Agent and any amounts owing thereunder.

(b)  Upon receipt of funds from the Administrative Agent on each Payment Date and the date of any Decrease, each Funding Agent shall pay such funds to the related CP Conduit Purchaser and/or the related APA Banks owed such funds in accordance with the recordations maintained by it in accordance with Section 2.9(a) and the Asset Purchase Agreement with respect to such CP Conduit Purchaser. If a Funding Agent shall have paid to any CP Conduit Purchaser or APA Bank any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such CP Conduit Purchaser or APA Bank was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such CP Conduit Purchaser or APA Bank.

ARTICLE 3

ARTICLE 5 OF THE BASE INDENTURE

Sections 5.1 through 5.4 of the Base Indenture and each other Section of Article 5 of the Indenture relating to another Series shall read in their entirety as provided in the Base Indenture or any applicable Indenture Supplement. Article 5 of the Base Indenture (except for Sections 5.1 through 5.4 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 2006-2 Investor Notes:

Section 5A.1 Establishment of Series 2006-2 Subaccounts.

(a)  The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2006-2 Investor Noteholders (i) a subaccount of the Collection Account (the “Series 2006-2 Collection Subaccount”); and (ii) three subaccounts of the Series 2006-2 Collection Subaccount: (1) the Series 2006-2 General Collection Subaccount, (2) the Series 2006-2 Principal Collection Subaccount and (3) the Series 2006-2 Settlement Collection Subaccount (respectively, the “Series 2006-2 General Collection Subaccount,” the “Series 2006-2 Principal Collection Subaccount” and the “Series 2006-2 Settlement Collection Subaccount”); the accounts established pursuant to this Section 5A.1(a), collectively, the “Series 2006-2 Subaccounts”), each Series 2006-2 Subaccount to bear a designation indicating that the funds deposited therein are held for the benefit of the Series 2006-2 Investor Noteholders. The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Series 2006-2 Subaccounts and the proceeds thereof for the benefit of the Series 2006-2 Investor Noteholders.

(b)  So long as no Amortization Event has occurred, the Issuer shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 2006-2 Subaccounts at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that funds on deposit in a Series 2006-2 Subaccounts may be invested together with funds held in other subaccounts of the Collection Account. Amounts on deposit and available for investment in the Series 2006-2 General Collection Subaccount and the Series 2006-2 Principal Collection Subaccount shall be invested by the Indenture Trustee at the written direction of the Issuer, so long as no Amortization Event has occurred, in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next Business Day. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2006-2 Principal Collection Subaccount and the Series 2006-2 General Collection Subaccount shall be deposited in the Series 2006-2 Settlement Collection Subaccount. The Issuer shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written direction as provided hereunder, all funds on deposit in the Collection Account shall remain uninvested.

(c)  After the occurrence of an Amortization Event, the Administrative Agent shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 2006-2 Subaccounts from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise). Amounts on deposit and available for investment in the Series 2006-2 Subaccounts shall be invested by the Indenture Trustee at the written direction of the Administrative Agent in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof on or prior to the Business Day immediately preceding the next Payment Date. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2006-2 General Collection Subaccount and the Series 2006-2 Principal Collection Subaccount shall be deposited in the Series 2006-2 Settlement Collection Subaccount. The Administrative Agent shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written direction as provided hereunder, all funds on deposit shall remain uninvested.

Section 5A.2 Allocations with Respect to the Series 2006-2 Investor Notes.

(a)  Prior to 1:00 P.M., New York City time, on each Deposit Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2006-2 Investor Noteholders and deposit in the Series 2006-2 General Collection Subaccount an amount equal to the product of the Series 2006-2 Invested Percentage on such Deposit Date and the Collections deposited into the Collection Account on such Deposit Date.

(b)  The Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2006-2 Investor Noteholders and deposit in the Series 2006-2 General Collection Subaccount the following amounts on each Business Day (the “Series 2006-2 Daily Principal Allocation”):

(i)  the proceeds from the initial sale of the Series 2006-2 Investor Notes or any Increase; and

(ii)  any amounts allocated to another Series of Investor Notes that the Issuer or the Administrator, on behalf of the Issuer, has elected to apply to reduce the Series 2006-2 Invested Amount.

(c)  On each Determination Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2006-2 Investor Noteholders and deposit in the Series 2006-2 Settlement Collection Subaccount on the immediately succeeding Transfer Date amounts withdrawn from the Gain on Sale Account, in an amount equal to the product of the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on such Transfer Date.

(d)  On each Determination Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2006-2 Investor Noteholders and deposit in the Series 2006-2 Settlement Collection Subaccount on the immediately succeeding Settlement Date the following amounts:

(i)  any Unit Repurchase Payments made by the Servicer, in an amount equal to the product of the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and the amount of such Unit Repurchase Payments;

(ii)  the Monthly Servicer Advance made by the Servicer, in an amount equal to the product of the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and the amount of such Monthly Servicer Advance; and

(iii)  payments made under the Lease Rate Caps maintained by the Issuer pursuant to Section 5A.12, in an amount equal to the product of the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and the amount of such payments.

(e)  On each Business Day, the Administrator will direct the Indenture Trustee in writing to allocate, prior to 1:00 P.M., New York City time, the Series 2006-2 Daily Principal Allocation deposited in the Series 2006-2 Collection Subaccount in the following priority:

(i)  if such Business Day is a Settlement Date, allocate to the Series 2006-2 Settlement Collection Subaccount, an amount equal to the lesser of (A) the proceeds from any Increase on such Settlement Date and (B) the Principal Overpayment Amount for such Settlement Date; and

(ii)  allocate any remaining portion of any Increase and any amounts allocated to another Series of Investor Notes that the Issuer or the Administrator, on behalf of the Issuer, has elected to apply to reduce the Series 2006-2 Invested Amount to the Series 2006-2 Principal Collection Subaccount.

(f)  If, on any Business Day during the Series 2006-2 Revolving Period, other than during any Paydown Period, the sum of (i) the Series 2006-2 Daily Principal Allocation and (ii) the amount on deposit in the Series 2006-2 Principal Collection Subaccount on such Business Day is less than the Daily Principal Utilization Amount for such Business Day, the Administrator will direct the Indenture Trustee in writing, prior to 1:00 P.M., New York City time, to withdraw an amount equal to such deficit from the Series 2006-2 General Collection Subaccount and deposit it into the Series 2006-2 Principal Collection Subaccount.

(g)  The Administrator may direct the Indenture Trustee in writing by 1:00 P.M., New York City time, on any Business Day during the Series 2006-2 Revolving Period to withdraw amounts on deposit in the Series 2006-2 Principal Collection Subaccount for any of the following purposes:

(i)  if such Business Day is a Borrowing Date, to fund all or a portion of the Loan being made to Holdings on such Borrowing Date pursuant to the Loan Agreement;

(ii)  if the Administrator shall have given the Administrative Agent written notice of a Decrease in accordance with Section 2.5(a), to reduce the Series 2006-2 Invested Amount in accordance with Section 2.5; or

(iii)  to reduce the Invested Amount of any other Series of Investor Notes;

provided, however that during any Paydown Period the Administrator may withdraw amounts on deposit in the Series 2006-2 Principal Collection Subaccount pursuant to this Section 5A.2(g) only to reduce the Purchaser Group Invested Amounts of the Non-Extending Purchaser Group or Non-Extending Purchaser Groups pursuant to Sections 2.5(a) and 5A.7(c).

(h)  On any Business Day during the Series 2006-2 Amortization Period prior to the occurrence of an Amortization Event, the Administrator may direct the Indenture Trustee in writing to withdraw amounts on deposit in the Series 2006-2 Principal Collection Subaccount and apply them to reduce the Series 2006-2 Invested Amount in accordance with Section 2.5; provided, that the Administrator shall have given the Administrative Agent written notice of such Decrease in accordance with Section 2.5(a).

Section 5A.3. Determination of Interest
(a)  On each Determination Date, the Administrator shall determine the Series 2006-2 Note Rate for the Series 2006-2 Interest Rate Period ending on the next succeeding Payment Date, based on the information provided by the Funding Agents pursuant to this Section 5A.3(a), and the amount of interest payable on such next succeeding Payment Date on the Series 2006-2 Investor Notes (“Series 2006-2 Monthly Interest”). Series 2006-2 Monthly Interest for each Series 2006-2 Interest Period will equal the product of (i) the Series 2006-2 Note Rate for such Series 2006-2 Interest Period, (ii) the average daily Series 2006-2 Invested Amount during such Series 2006-2 Interest Period and (iii) the actual number of days elapsed in such Series 2006-2 Interest Period divided by 360. On each Determination Date, the Funding Agent with respect to each Purchaser Group shall provide written notice to the Administrator of the Monthly Funding Costs with respect to such Purchaser Group with respect to the portion of the current Series 2006-2 Interest Period ending on such Determination Date (or, in the case of the Series 2006-2 Interest Period immediately preceding the Series 2006-2 Note Termination Date, an estimate of the Monthly Funding Costs with respect to such Purchaser Group for such Series 2006-2 Interest Period). For the purposes of determining Series 2006-2 Monthly Interest for each Series 2006-2 Interest Period (other than the Series 2006-2 Interest Period immediately preceding the Series 2006-2 Note Termination Date), the Administrator may make a reasonable estimation of the portion of the Monthly Funding Costs with respect to each Purchaser Group to accrue during the portion of such Series 2006-2 Interest Period succeeding such Determination Date, based on its reasonable expectations of the Purchaser Group Invested Amount with respect to such Purchaser Group during such period, the Discount on the Commercial Paper issued by, or for the benefit of, such Purchaser Group to fund such Purchaser Group Invested Amount during such period or the Adjusted LIBO Rates or the Alternate Base Rate applicable to such Purchaser Group Invested Amount during such period. If the actual amount of the portion of the Monthly Funding Costs with respect to any Purchaser Group accruing during the portion of any Series 2006-2 Interest Period succeeding the Determination Date in such Series 2006-2 Interest Period is less than or greater than the amount thereof estimated by the Administrator on such Determination Date, the Administrator will reduce or increase the Monthly Funding Costs with respect to such Purchaser Group with respect to the next succeeding Series 2006-2 Interest Period accordingly. The Administrator shall determine Series 2006-2 Monthly Interest for the Series 2006-2 Interest Period immediately preceding the Series 2006-2 Note Termination Date on the Determination Date immediately preceding the last day of such Series 2006-2 Interest Period based on the information provided by the Funding Agents. If a Funding Agent with respect to any Purchaser Group determines that the actual Monthly Funding Costs with respect to such Purchaser Group for the Series 2006-2 Interest Period immediately preceding the Series 2006-2 Note Termination Date will be more or less than the estimate thereof provided to the Administrator and informs the Administrator of such variance prior to the Payment Date for such Series 2006-2 Interest Period, the Administrator will amend the Monthly Settlement Statement relating thereto to reflect that variance and provide the Indenture Trustee, the Administrative

Agent and each Funding Agent with an amended Monthly Settlement Statement on or prior to such Payment Date.

(b)  On each Determination Date, the Administrator shall determine the excess, if any (the “Interest Shortfall”), of (i) the sum of (x) the Series 2006-2 Monthly Interest for the Series 2006-2 Interest Period ending on the next succeeding Payment Date and (y) the amount of any unpaid Interest Shortfall, as of the preceding Payment Date (together with any Additional Interest on such Interest Shortfall) over (ii) the amount which will be available to be distributed to the Series 2006-2 Investor Noteholders on such Payment Date in respect thereof pursuant to this Indenture Supplement. If the Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount (“Additional Interest”) equal to the product of (A) the number of days until such Interest Shortfall shall be repaid divided by 365 (or 366, as the case may be), (B) the Alternate Base Rate plus 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Series 2006-2 Investor Noteholders) shall be payable as provided herein on each Payment Date following such Payment Date, to but excluding the Payment Date on which such Interest Shortfall is paid to the Series 2006-2 Investor Noteholders.

Section 5A.4. Monthly Application of Collections.
(a)  On each Settlement Date, the Administrator shall direct the Indenture Trustee in writing to withdraw from the Series 2006-2 General Collection Subaccount and allocate to the Series 2006-2 Settlement Collection Subaccount an amount equal to Total Cash Available for such Settlement Date (less an amount equal to the investment income from the Series 2006-2 General Collection Subaccount and the Series 2006-2 Principal Collection Subaccount transferred to the Series 2006-2 Settlement Collection Subaccount pursuant to Section 5A.1(b)).

(b)  If the Administrator determines that the aggregate amount distributable from the Series 2006-2 Settlement Collection Subaccount pursuant to paragraphs (i) through (x) of Section 5A.4(c) on any Payment Date exceeds the sum of the Total Cash Available for such Payment Date and the amount to be deposited in the Series 2006-2 Settlement Collection Subaccount pursuant to Section 5A.2(e)(i) on such Payment Date (the “Deficiency”), the Administrator shall notify the Indenture Trustee thereof in writing at or before 10:00 A.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2006-2 Reserve Account and deposit in the Series 2006-2 Settlement Collection Subaccount an amount equal to the least of (x) such Deficiency, (y) the product of the average daily Series 2006-2 Invested Percentage during the immediately preceding Monthly Period and Aggregate Net Lease Losses for such Monthly Period and (z) the Series 2006-2 Reserve Account Amount and, to the extent that such amount is less than the Deficiency, withdraw from the Series 2006-2 Yield Supplement Account and deposit in the Series 2006-2 Settlement Collection Subaccount an amount equal to the lesser of the amount of such insufficiency and the Series 2006-2 Yield Supplement Account Amount. If the Deficiency with respect to any Payment Date exceeds the amounts to be withdrawn from the Series 2006-2 Reserve Account and the Series 2006-2 Yield Supplement Account pursuant to the immediately preceding sentence, the Administrator shall instruct the Indenture Trustee in writing at or before 10:00 A.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture

Trustee shall, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2006-2 Reserve Account and deposit in the Series 2006-2 Settlement Collection Subaccount an amount equal to the lesser of (x) the remaining portion of the Deficiency and (y) the Series 2006-2 Reserve Account Amount (after giving effect to the withdrawal described in the immediately preceding sentence).

(c)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall apply the following amounts allocated to, or deposited in, the Series 2006-2 Settlement Collection Subaccount on such Payment Date in the following order of priority:

(i)  to Holdings, an amount equal to the Series 2006-2 Excess Fleet Receivable Amount, if any, for such Payment Date;

(ii)  to the Gain On Sale Account, an amount equal to the Series 2006-2 Monthly Residual Value Gain, if any, for such Payment Date;

(iii)  to the Servicer, an amount equal to the Series 2006-2 Monthly Servicer Advance Reimbursement Amount for such Payment Date;

(iv)  if VMS is not the Servicer, to the Servicer, an amount equal to the Series 2006-2 Basic Servicing Fee for the Series 2006-2 Interest Period ending on such Payment Date plus, on the first Payment Date following the transfer of the servicing from VMS to a successor Servicer pursuant to Section 9.1 of the Series 1999-1 SUBI Servicing Supplement, to the extent not reimbursed by VMS, the reasonable costs and expenses of the successor Servicer incurred in connection with the transfer of the servicing, in an amount up to $250,000;

(v)  to the Series 2006-2 Distribution Account, an amount equal to the Series 2006-2 Monthly Interest payable on such Payment Date plus the amount of any unpaid Interest Shortfall, as of the preceding Payment Date, together with any Additional Interest on such Interest Shortfall (such amount, the “Monthly Interest Payment”);

(vi)  to the Series 2006-2 Distribution Account, an amount equal to the Commitment Fee for the Series 2006-2 Interest Period ending on such Payment Date plus the amount of any unpaid Commitment Fee for any prior Series 2006-2 Interest Period (such amount, the “Commitment Fee Payment”);

(vii)  if VMS is the Servicer, to the Servicer, an amount equal to the Series 2006-2 Basic Servicing Fee for the Series 2006-2 Interest Period ending on such Payment Date;

(viii)  to the Administrator, an amount equal to the Series 2006-2 Administrator Fee for the Series 2006-2 Interest Period ending on such Payment Date;

(ix)  to the Series 2006-2 Distribution Account, an amount equal to the lesser of (A) Increased Costs for such Payment Date and (B) the Additional Costs Cap for such Payment Date;

(x)  (A) on any Payment Date during the Series 2006-2 Revolving Period, other than during any Paydown Period, to the Series 2006-2 Principal Collection Subaccount, an amount equal to the Series 2006-2 Allocated Asset Amount Deficiency, if any, on such Payment Date, (B) on any Payment Date during the Series 2006-2 Revolving Period and a Paydown Period, to the Series 2006-2 Principal Collection Subaccount, an amount equal to the lesser of the Series 2006-2 Principal Payment Amount for such Payment Date and the aggregate Purchaser Group Invested Amounts with respect to the Non-Extending Purchaser Groups on such Payment Date and (C) on any Payment Date during the period from and including the first day of the Series 2006-2 Amortization Period to and including the Series 2006-2 Note Termination Date, to the Series 2006-2 Principal Collection Subaccount, an amount equal to the lesser of the Series 2006-2 Principal Payment Amount for such Payment Date and the Series 2006-2 Invested Amount on such Payment Date;

(xi)  to the Series 2006-2 Reserve Account, to the extent that a Series 2006-2 Liquid Credit Enhancement Deficiency exists or, on any Payment Date immediately succeeding a Monthly Period falling in the Series 2006-2 Amortization Period, to the extent that a Series 2006-2 Allocated Asset Amount Deficiency exists, an amount equal to the greater of such deficiencies;

(xii)  to the Series 2006-2 Yield Supplement Account, to the extent that a Series 2006-2 Yield Supplement Deficiency exists (or, will exist after giving effect to any reduction in the 1999-1B Invested Amount on such Payment Date), an amount equal to such deficiency;

(xiii)  to the Series 2006-2 Distribution Account, an amount equal to the Lease Rate Cap Costs for such Payment Date;

(xiv)  if VMS is not the Servicer, to the Servicer, an amount equal to any Series 2006-2 Supplemental Servicing Fee for the Series 2006-2 Interest Period ending on such Payment Date;

(xv)  to the Series 2006-2 Distribution Account, an amount equal to the excess, if any, of (A) Increased Costs for such Payment Date over (B) the Additional Costs Cap for such Payment Date; and

(xvi)  to the Issuer, an amount equal to the balance remaining in the Series 2006-2 Settlement Collection Subaccount.

Section 5A.5 Payment of Monthly Interest Payment, Fees and Expenses.

(a)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2006-2 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent, for the account of the Series 2006-2 Investor

Noteholders, from the Series 2006-2 Distribution Account the Monthly Interest Payment to the extent of the amount deposited in the Series 2006-2 Distribution Account for the payment of interest pursuant to Section 5A.4(c)(v). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of the Monthly Interest Payment, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group an amount equal to the Monthly Funding Costs with respect to such Purchaser Group with respect to the immediately succeeding Series 2006-2 Interest Period plus the amount of any unpaid Interest Shortfall payable to such Purchaser Group as of the preceding Payment Date, together with any Additional Interest thereon. If the amount deposited in the Series 2006-2 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(v) is less than the Monthly Interest Payment on such Payment Date, the Administrative Agent shall pay the amount available to the Funding Agents, on behalf of the Purchaser Groups, on a pro rata basis, based on the Monthly Funding Costs with respect to each Purchaser Group with respect to the immediately succeeding Series 2006-2 Interest Period.

(b)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, from the Series 2006-2 Distribution Account the Commitment Fee Payment for such Payment Date to the extent of the amount deposited in the Series 2006-2 Distribution Account for the payment of such Commitment Fee Payment pursuant to Section 5A.4(c)(vi). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of the Commitment Fee Payment, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group an amount equal to the Commitment Fee payable to such Purchaser Group with respect to the immediately succeeding Series 2006-2 Interest Period plus the amount of any unpaid Commitment Fee for any prior Series 2006-2 Interest Period payable to such Purchaser Group. If the amount deposited in the Series 2006-2 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(vi) is less than the Commitment Fee Payment on such Payment Date, the Administrative Agent shall pay the amount available to the Funding Agents, on behalf of the Purchaser Groups, on a pro rata basis, based on the Commitment Fee payable to each Purchaser Group with respect to the immediately succeeding Series 2006-2 Interest Period.

(c)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, from the Series 2006-2 Distribution Account any Article 7 Costs due and payable on such Payment Date to any CP Conduit Purchaser or any APA Bank to the extent of the amounts deposited in the Series 2006-2 Distribution Account for the payment of such Article 7 Costs pursuant to Sections 5A.4(c)(ix) and (xv). Upon the receipt of funds from the Indenture Trustee on any Payment Date on account of Article 7 Costs, the Administrative Agent shall pay such amounts to the Funding Agent with respect to the CP Conduit Purchaser or the APA Bank owed such amounts. If the amounts deposited in the Series 2006-2 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(ix) and (xv) are less than the Article 7 Costs due and payable on such Payment Date, the Administrative Agent shall pay the amounts available to the Funding Agents with respect to the CP Conduit Purchasers and APA Banks owed such amounts, on a pro rata basis, based on the amounts owing to such CP Conduit Purchasers and APA Banks.

(d)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall pay to the Persons owed any other unpaid Program Costs due and payable on such Payment Date or any amounts due and payable pursuant to Section 2.8 on such Payment Date from the Series 2006-2 Distribution Account to the extent of the amount deposited in the Series 2006-2 Distribution Account for the payment of such Program Costs pursuant to Sections 5A.4(c)(ix) and (xv). If the excess of the amounts deposited in the Series 2006-2 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(ix) and (xv) over the amount of Article 7 Costs due and payable on such Payment Date is less than the sum of the unpaid Program Costs due and payable on such Payment Date and the amounts due and payable pursuant to Section 2.8 on such Payment Date, the Indenture Trustee shall pay the amount available to Persons owed such amounts on a pro rata basis, based on the amounts owing to such Persons.

(e)  On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, from the Series 2006-2 Distribution Account any Lease Rate Cap Costs to the extent of the amount deposited in the Series 2006-2 Distribution Account for the payment of such Lease Rate Cap Costs pursuant to Sections 5A.4(c)(xiii). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of Lease Rate Cap Costs, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser an amount equal to the Lease Rate Cap Costs payable to such Purchaser. If the amount deposited in the Series 2006-2 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(xiii) is less than the Lease Rate Cap Costs on such Payment Date, the Administrative Agent shall pay the amount available to the Funding Agents, on behalf of the Purchasers, on a pro rata basis, based on the Lease Rate Cap Costs payable to each Purchaser.

Section 5A.6. Determination of Monthly Principal Payment.

The amount (the “Monthly Principal Payment”) distributable from the Series 2006-2 Principal Collection Subaccount on each Payment Date during the Series 2006-2 Amortization Period shall be equal to the amount on deposit in such account on such Payment Date; provided, however, that the Monthly Principal Payment on any Payment Date shall not exceed the Series 2006-2 Invested Amount on such Payment Date. Further, on any other Business Day during the Series 2006-2 Amortization Period prior to the occurrence of an Amortization Event, funds may be distributed from the Series 2006-2 Distribution Account to the Series 2006-2 Investor Noteholders in accordance with Section 5A.7(c). On each Payment Date during the Series 2006-2 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2006-2 Investor Notes, the Indenture Trustee shall withdraw from the Series 2006-2 Principal Collection Subaccount and deposit in the Series 2006-2 Distribution Account an amount equal to the Monthly Principal Payment on such Payment Date.

Section 5A.7 Payment of Principal.

(a)  The principal amount of the Series 2006-2 Investor Notes shall be due and payable on the Final Maturity Date.

(b)  On each Payment Date during the Series 2006-2 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2006-2 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, from the Series 2006-2 Distribution Account the Monthly Principal Payment. Upon the receipt of funds from the Indenture Trustee on any Payment Date on account of the Monthly Principal Payment, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group, such Purchaser Group’s Pro Rata Share of the Monthly Principal Payment.

(c)  On the date of any Decrease, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, from the Series 2006-2 Distribution Account the amount of the Decrease indicated in the request received by the Indenture Trustee pursuant to Section 2.5(a). Upon the receipt of funds from the Indenture Trustee (i) on the date of any Decrease during the Series 2006-2 Revolving Period, other than during any Paydown Period, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group, such Purchaser Group’s Pro Rata Share of the amount of such Decrease (including, any amount thereof in excess of the amount required on such date to reduce the aggregate Purchaser Group Invested Amounts of all Non-Extending Purchaser Groups to zero pursuant to clause (ii) of this Section 5A.7(c)), (ii) on the date of any Decrease during the Series 2006-2 Revolving Period and a Paydown Period, the Administrative Agent shall pay to each Funding Agent with respect to a Non-Extending Purchaser Group, a pro rata amount of such Decrease, based on the Purchaser Group Invested Amounts with respect to such Non-Extending Purchaser Groups and (iii) on the date of any Decrease during the Series 2006-2 Amortization Period, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser Group, such Purchaser Group’s Pro Rata Share of the amount of such Decrease. Each Purchaser Group’s share of the amount of any Decrease on any Business Day shall be allocated by such Purchaser Group first to reduce the Available CP Funding Amount with respect to such Purchaser Group and the Available APA Bank Funding Amount with respect to such Purchaser Group on such Business Day and then to reduce the portion of the Purchaser Group Invested Amount with respect to such Purchaser Group allocated to CP Tranches and Eurodollar Tranches in such order as such Purchaser Group may select in order to minimize costs payable pursuant to Section 7.4.

Section 5A.8 The Administrator’s Failure to Instruct the Indenture Trustee to Make a Deposit or Payment.

When any payment or deposit hereunder or under any other Transaction Document is required to be made by the Indenture Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any subaccount thereof required to be given by the Administrator, at the time specified herein or in any other Transaction Document (after giving effect to applicable grace periods), the Indenture Trustee shall make such payment or deposit into or from the Collection Account or such subaccount without such notice or instruction from the Administrator; provided that the Administrator, upon request of the Indenture Trustee, promptly provides the Indenture Trustee with all information necessary to allow the Indenture Trustee to make such a payment or deposit. In the event that the Indenture Trustee shall take or refrain from taking action pursuant to this Section 5A.8., the Administrator shall, by 5:00 P.M., New York City time, on any day the Indenture Trustee makes a payment or deposit based on information or direction from the Administrator, provide (i) written confirmation of any such direction and (ii) written confirmation of all information used by the Administrator in giving any such direction.

Section 5A.9 Series 2006-2 Reserve Account.

(a)  The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2006-2 Investor Noteholders an account (the “Series 2006-2 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2006-2 Investor Noteholders. The Series 2006-2 Reserve Account shall be an Eligible Deposit Account; provided that, if at any time such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2006-2 Reserve Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2006-2 Reserve Account, it shall transfer all cash and investments from the non-qualifying Series 2006-2 Reserve Account into the new Series 2006-2 Reserve Account. Initially, the Series 2006-2 Reserve Account will be established with JPMorgan Chase.

(b)  So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 2006-2 Reserve Account in writing to invest funds on deposit in the Series 2006-2 Reserve Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, the Administrative Agent shall instruct the institution maintaining the Series 2006-2 Reserve Account in writing to invest funds on deposit in the Series 2006-2 Reserve Account from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. In absence of written direction as provided hereunder, funds on deposit in the Series 2006-2 Reserve Account shall remain uninvested.

(c)  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2006-2 Reserve Account shall be deemed to be on deposit and available for distribution.

(d)  If there is a Series 2006-2 Reserve Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and instruct the Indenture Trustee to withdraw from the Series 2006-2 Reserve Account and pay to the Issuer, and the Indenture Trustee shall withdraw from the Series 2006-2 Reserve Account and pay to the Issuer, so long as no Series 2006-2 Allocated Asset Amount Deficiency exists or would result therefrom, an amount up to the lesser of (i) such Series 2006-2 Reserve Account Surplus on such Business Day and (ii) the Series 2006-2 Reserve Account Amount on such Business Day.

(e)  Amounts will be withdrawn from the Series 2006-2 Reserve Account in accordance with Section 5A.4(b).

(f)  In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2006-2 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2006-2 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2006-2 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2006-2 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2006-2 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2006-2 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee and the Series 2006-2 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 2006-2 Reserve Account and paid to the Issuer.

(g)  On the Series 2006-2 Note Termination Date, the Indenture Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2006-2 Reserve Account and pay to the Issuer all amounts on deposit therein.

Section 5A.10 Series 2006-2 Yield Supplement Account.

(a)  The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2006-2 Investor Noteholders an account (the “Series 2006-2 Yield Supplement Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2006-2 Investor Noteholders. The Series 2006-2 Yield Supplement Account shall be an Eligible Deposit Account; provided that, if such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2006-2 Yield Supplement Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2006-2 Yield Supplement Account, it shall transfer all cash and investments from the non-qualifying Series 2006-2 Yield Supplement Account into the new Series 2006-2 Yield Supplement Account. Initially, the Series 2006-2 Yield Supplement Account will be established with JPMorgan Chase.

(b)  So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 2006-2 Yield Supplement Account in writing to invest funds on deposit in the Series 2006-2 Yield Supplement Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, the Administrative Agent shall instruct the institution maintaining the Series 2006-2 Yield Supplement Account in writing to invest funds on deposit in the Series 2006-2 Yield Supplement Account from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. In absence of written direction as provided hereunder, funds on deposit in the Series 2006-2 Yield Supplement Account shall remain uninvested.

(c)  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2006-2 Yield Supplement Account shall be deemed to be on deposit and available for distribution.

(d)  If there is a Series 2006-2 Yield Supplement Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and request the Indenture Trustee to withdraw from the Series 2006-2 Yield Supplement Account and pay to the Issuer, and the Indenture Trustee shall withdraw from the Series 2006-2 Yield Supplement Account and pay to the Issuer an amount up to the lesser of (i) such Series 2006-2 Yield Supplement Account Surplus on such Business Day and (ii) the Series 2006-2 Yield Supplement Account Amount on such Business Day.

(e)  Amounts will be withdrawn from the Series 2006-2 Yield Supplement Account in accordance with Section 5A.4(b).

(f)  In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2006-2 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2006-2 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2006-2 Yield Supplement Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2006-2 Yield Supplement Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2006-2 Yield Supplement Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2006-2 Yield Supplement Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee and the Series 2006-2 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 2006-2 Yield Supplement Account and paid to the Issuer.

(g)  On the Series 2006-2 Note Termination Date, the Indenture Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2006-2 Yield Supplement Account and pay to the Issuer all amounts on deposit therein.

Section 5A.11 Series 2006-2 Distribution Account

(a)  The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2006-2 Investor Noteholders an account (the “Series 2006-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2006-2 Investor Noteholders. The Series 2006-2 Distribution Account shall be maintained as an Eligible Deposit Account; provided that, if such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2006-2 Distribution Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2006-2 Distribution Account, it shall transfer all cash and investments from the non-qualifying Series 2006-2 Distribution Account into the new Series 2006-2 Distribution Account. Initially, the Series 2006-2 Distribution Account will be established with JPMorgan Chase.

(b)  In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2006-2 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2006-2 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2006-2 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2006-2 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2006-2 Distribution Account, the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash.

Section 5A.12 Lease Rate Caps.

(a)  The Issuer shall have obtained on the Series 2006-2 Closing Date and shall thereafter maintain one or more interest rate caps, each from a Series 2006-2 Eligible Counterparty, having, in the aggregate, a notional amount on the Series 2006-2 Closing Date at least equal to the aggregate Lease Balance of all Fixed Rate Leases allocated to the Lease SUBI Portfolio as of the Series 2006-2 Closing Date, plus, in the case of all such Fixed Rate Leases that are Closed-End Leases, the aggregate Stated Residual Values of the related Leased Vehicles and on each Payment Date thereafter at least equal to the aggregate scheduled Lease Balance of all such Fixed Rate Leases as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of all such Fixed Rate Leases that are Closed-End Leases, the aggregate Stated Residual Values of the related Leased Vehicles, and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the weighted average fixed rate of interest on such Fixed Rate Leases minus 0.465% per annum.

(b)  On or prior to the date that any Fixed Rate Lease is allocated to the Lease SUBI Portfolio on or after the Series 2006-2 Closing Date, the Issuer shall have obtained and shall thereafter maintain an interest rate cap from a Series 2006-2 Eligible Counterparty having a notional amount equal to the initial Lease Balance of such Fixed Rate Lease, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and on each Payment Date thereafter at least equal to the scheduled Lease Balance of such Fixed Rate Lease as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the fixed rate of interest on such Fixed Rate Lease minus 0.465% per annum.

(c)  On or prior to each Settlement Date, the Issuer shall have obtained and shall thereafter maintain an interest rate cap from a Series 2006-2 Eligible Counterparty having a notional amount equal to the aggregate Lease Balance of each Floating Rate Lease allocated to the Lease SUBI that shall have been converted to a Fixed Rate Lease during the immediately preceding Monthly Period, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and on each Payment Date thereafter at least equal to the scheduled Lease Balance of such newly converted Fixed Rate Lease as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the fixed rate of interest on such newly converted Fixed Rate Lease minus 0.465% per annum.

(d)  If the short-term credit rating of any provider of an interest rate cap required to be obtained and maintained by the Issuer pursuant to this Section 5A.12 falls below “A-1+” by Standard & Poor’s or “P-1” by Moody’s or the long-term unsecured credit rating of any such provider falls below “A+” by Standard & Poor’s or “Aa3” by Moody’s, the Issuer shall obtain an equivalent interest rate cap from a Series 2006-2 Eligible Counterparty within 30 days of such decline in credit rating unless such provider provides some form of collateral for its obligations under its interest rate cap that is reasonably satisfactory to the Administrative Agent. The Issuer will not permit any interest rate cap required to be obtained and maintained by the Issuer pursuant to this Section 5A.12 to be terminated or transferred in whole or in part unless a replacement interest rate cap therefor has been provided as described in the immediately preceding sentence and, after giving effect thereto, the Issuer has the interest rate caps required to be obtained and maintained by the Issuer pursuant to this Section 5A.12.

(e)  If the Issuer fails to obtain or maintain any Lease Rate Cap that it is required to obtain and maintain in accordance with Sections 5A.12(a), (b) or (c) or fails to replace the Lease Rate Cap of any downgraded provider of an interest rate cap required to be maintained hereunder in accordance with Section 5A.12(d) or otherwise satisfy the provisions of Section 5A.12(d), the Administrative Agent, at the expense of the Issuer, acting at the direction of the Series 2006-2 Required Investor Noteholders, may obtain any such Lease Rate Cap on commercially reasonable terms. In the alternative, the Administrative Agent, at the expense of the Issuer, acting at the direction of the Series 2006-2 Required Investor Noteholders, may obtain on commercially reasonable terms any Hedging Instrument that the Administrative Agent reasonably determines will cover the interest rate exposure that would have been covered by the Lease Rate Cap that the Issuer shall have failed to obtain or maintain hereunder. Each Series 2006-2 Investor Noteholder hereby agrees to reimburse the Administrative Agent, to the extent not reimbursed by the Issuer, for any costs or expenses incurred by the Administrative Agent in connection with obtaining any Hedging Instruments in accordance with the terms of this Section

5A.12(e). Any amounts owing by the Issuer to the Series 2006-2 Investor Noteholders pursuant to this Section 5A.12(e) on any Payment Date shall be payable out of funds available pursuant to Section 5A.4(c)(xiii) on such Payment Date.

Section 5A.13 Indenture Trustee As Securities Intermediary. (a) The Indenture Trustee or other Person holding the Series 2006-2 Reserve Account, the Series 2006-2 Yield Supplement Account or the Series 2006-2 Distribution Account (each a “Series 2006-2 Designated Account”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Series 2006-2 Designated Account is not the Indenture Trustee, the Issuer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5A.13.

(b) The Securities Intermediary agrees that:

(i)  The Series 2006-2 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will be credited;

(ii)  All securities or other property underlying any Financial Assets credited to any Series 2006-2 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2006-2 Designated Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer;

(iii)  All property delivered to the Securities Intermediary pursuant to this Indenture Supplement will be promptly credited to the appropriate Series 2006-2 Designated Account;

(iv)  Each item of property (whether investment property, security, instrument or cash) credited to a Series 2006-2 Designated Account shall be treated as a Financial Asset;

(v)  If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Series 2006-2 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or the Administrator;

(vi)  The Series 2006-2 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2006-2 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii)  The Securities Intermediary has not entered into, and until termination of this Indenture Supplement, will not enter into, any agreement with any other Person relating to the Series 2006-2 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Indenture Supplement will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5A.13(b)(v) of this Indenture Supplement; and

(viii)  Except for the claims and interest of the Indenture Trustee and the Issuer in the Series 2006-2 Designated Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2006-2 Designated Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2006-2 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Administrator, the Administrative Agent and the Issuer thereof.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2006-2 Designated Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2006-2 Designated Accounts.

ARTICLE 4

AMORTIZATION EVENTS

If any one of the following events shall occur with respect to the Series 2006-2 Investor Notes:

(a)  the Series 2006-2 Reserve Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien);

(b)   the Series 2006-2 Yield Supplement Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien);

(c)   a Series 2006-2 Liquid Credit Enhancement Deficiency shall occur and continue for at least two Business Days;

(d)   a Series 2006-2 Allocated Asset Amount Deficiency shall occur and continue for at least two Business Days;

(e)   a Series 2006-2 Yield Supplement Deficiency shall occur and continue for at least two Business Days;

(f)   the Three Month Average Charge-Off Ratio with respect to any Settlement Date exceeds 1.00%;

(g)   the Three Month Average Paid-In Advance Loss Ratio with respect to any Settlement Date exceeds 1.50%;

(h)   the Three Month Average Delinquency Ratio with respect to any Settlement Date exceeds 7.0%;

(i)   the Loan Principal Amount on any Settlement Date is less than the Aggregate Invested Amount on such Settlement Date;

(j)   any Servicer Termination Event shall occur;

(k)   any Termination Event shall occur;

(l)   an Event of Default with respect to the Series 2006-2 Investor Notes shall occur;

(m)   an Insolvency Event shall occur with respect to SPV, Holdings, the Origination Trust, VMS, PHH Sub 1, PHH Sub 2 or PHH;

(n)  a Lease Rate Cap Event shall occur and continue for two Business Days;

(o)  the failure on the part of the Issuer to pay any Commitment Fee due and payable on any Payment Date which failure continues unremedied for two Business Days;

(p)   failure on the part of the Issuer (i) to make any payment or deposit required by the terms of the Indenture (or within the applicable grace period which shall not exceed two Business Days after the date such payment or deposit is required to be made) or (ii) duly to observe or perform in any material respect any covenants or agreements of the Issuer set forth in the Base Indenture or this Indenture Supplement (other than any such failure that constitutes a Lease Rate Cap Event), which failure continues unremedied for a period of 30 days after there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 2006-2 Investor Noteholder, written notice specifying such default and requiring it to be remedied;

(q)   any representation or warranty made by the Issuer in the Base Indenture or this Indenture Supplement, or any information required to be delivered by the Issuer to the Indenture Trustee shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 2006-2 Investor Noteholder, written notice thereof;

(r)   the Indenture Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Collateral or any of VMS, the Issuer or any Affiliate of either thereof shall so assert;

(s)   there shall have been filed against PHH, PHH Sub 1, PHH Sub2, VMS, the Origination Trust, Holdings or the Issuer (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

(t)   one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(u)   any of the Transaction Documents shall cease, for any reason, to be in full force and effect, other than in accordance with its terms; or

(v)  the failure on the part of the Administrator to (i) deliver to the Indenture Trustee, the Administrative Agent and each Funding Agent the financial statements of PHH and its consolidated subsidiaries for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and the certificates required to be furnished together therewith pursuant to Section 8.3(d) on or prior to December 29, 2006 or such later date as may be agreed to in writing by the lenders party to the PHH Credit Agreement for delivery of such financial statements and certificates pursuant to Sections 5.1(b) and (c) of the PHH Credit Agreement or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Administrator set forth in the Base Indenture or this Indenture Supplement, which failure continues unremedied for a period of 30 days after there shall have been given to the Administrator by the Indenture Trustee or the Administrator and the Indenture Trustee by any Series 2006-2 Investor Noteholder, written notice specifying such default and requiring it to be remedied;

then, in the case of any event described in clause (q) through (v) above, an Amortization Event will be deemed to have occurred with respect to the Series 2006-2 Investor Notes only, if after the applicable grace period, either the Indenture Trustee or the Series 2006-2 Required Investor Noteholders, declare that an Amortization Event has occurred with respect to the Series 2006-2 Investor Notes. In the case of any event described in clauses (a) through (p) above, an Amortization Event with respect to the Series 2006-2 Investor Notes will be deemed to have occurred without notice or other action on the part of the Indenture Trustee or the Series 2006-2 Investor Noteholders.

ARTICLE 5

OPTIONAL PREPAYMENT

The Issuer shall have the option to prepay all outstanding Series 2006-2 Investor Notes by paying an amount equal to the Series 2006-2 Prepayment Amount. The Issuer shall give the Indenture Trustee and the Administrative Agent at least ten Business Days’ prior written notice of the date on which the Issuer intends to exercise such option to prepay (the “Prepayment Date”). Upon receipt of any notice of a Prepayment Date from the Issuer, the Administrative Agent shall promptly notify the Funding Agent with respect to each Purchaser Group thereof. Not later than 11:00 A.M., New York City time, on such Prepayment Date, the Issuer shall deposit in the Series 2006-2 Distribution Account an amount equal to the Series 2006-2 Prepayment Amount in immediately available funds. The funds deposited into the Series 2006-2 Distribution Account will be paid by the Indenture Trustee to the Administrative Agent, for the account of the Series 2006-2 Investor Noteholders, on such Prepayment Date. Upon the receipt of funds from the Indenture Trustee on any Prepayment Date, the Administrative Agent shall pay to each Funding Agent with respect to a Purchaser, the portion of the Series 2006-2 Prepayment Amount owing to such Purchaser.

ARTICLE 6

SERVICING AND ADMINISTRATOR FEES

SECTION 6.1.  Servicing Fee

 A periodic servicing fee (the “Series 2006-2 Basic Servicing Fee”) shall be payable to the Servicer on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.215% per annum (the “Series Servicing Fee Percentage”) times (b) the daily average of the Series 2006-2 Allocated Adjusted Aggregate Unit Balance for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days; provided, however that if VMS is not the Servicer, the servicing fee payable to the Servicer on each Payment Date hereunder may be increased such that the sum of the Series 2006-2 Basic Servicing Fee and the additional servicing fee payable to the Servicer hereunder (the “Series 2006-2 Supplemental Servicing Fee”) for each Monthly Period equals 110% of the costs to the successor Servicer of servicing the portion of the Lease SUBI Portfolio allocated to Series 2006-2 during such Monthly Period. For this purpose, the portion of the Lease SUBI Portfolio allocated to Series 2006-2 for each Monthly Period shall equal the average Series 2006-2 Invested Percentage during such Monthly Period. The Series 2006-2 Basic Servicing Fee and any Series 2006-2 Supplemental Servicing Fee shall be payable to the Servicer on each Payment Date pursuant to Section 5A.4(c).

SECTION 6.2.  Administrator Fee

A periodic fee (the “Series 2006-2 Administrator Fee”) shall be payable to the Administrator on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.01% per annum times (b) the daily average of the Series 2006-2 Allocated Adjusted Aggregate Unit Balance for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days. The Series 2006-2 Administrator Fee shall be payable to the Administrator on each Payment Date pursuant to Section 5A.4(c)(viii).

ARTICLE 7

CHANGE IN CIRCUMSTANCES

SECTION 7.1.  Illegality

 Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Purchaser Group to make or maintain any portion of the Purchaser Group Invested Amount with respect to such Purchaser Group allocated to a Eurodollar Tranche and such Purchaser Group shall notify in writing the Administrative Agent, the Funding Agent with respect to such Purchaser Group, the Indenture Trustee and the Issuer, then the portion of such Purchaser Group Invested Amount allocated to Eurodollar Tranches shall thereafter be calculated by reference to the Alternate Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Issuer shall pay to such Purchaser Group the amounts, if any, as may be required pursuant to Section 7.4.

SECTION 7.2.  Increased Costs.

(a)   If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)   impose on any Affected Party or the London interbank market any other condition affecting the Transaction Documents or the funding of Eurodollar Tranches by such Affected Party;

and the result of any of the foregoing shall be to increase the cost to such Affected Party of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such Affected Party hereunder or in connection herewith (whether principal, interest or otherwise), then the Issuer will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b)   If any Affected Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or the capital of any corporation controlling such Affected Party as a consequence of its obligations hereunder to a level below that which such Affected Party or such corporation could have achieved but for such Change in Law (taking into consideration such Affected Party’s or such corporation’s policies with respect to capital adequacy), then from time to time, the Issuer shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for any such reduction suffered.

(c)   A certificate of an Affected Party setting forth the amount or amounts necessary to compensate such Affected Party as specified in subsections (a) and (b) of this Section 7.2 shall be delivered to the Issuer (with a copy to the Administrative Agent and the Funding Agent with respect to such Affected Party) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d)   Failure or delay on the part of an Affected Party to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Issuer shall not be required to compensate any Affected Party pursuant to this Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 7.3.  Taxes.

(a)   Any and all payments by or on account of any obligation of the Issuer hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Issuer shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) subject to Section 7.3(c) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the recipient receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)   In addition, the Issuer shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Issuer shall indemnify the Administrative Agent, each Funding Agent, each Program Support Provider and each member of each Purchaser Group within the later of 10 days after written demand therefor and the Payment Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group on or with respect to any payment by or on account of any obligation of the Issuer hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Person shall be indemnified pursuant to this Section 7.3(c) or required to pay additional amounts under the proviso of Section 7.3(a) to the extent that the reason for such indemnification results from the failure by such Person to comply with the provisions of Section 7.3(e) or (g). A certificate as to the amount of such payment or liability delivered to the Issuer by the Administrative Agent, any Funding Agent, any Program Support

Provider or any member of any Purchaser Group shall be conclusive absent manifest error. Any payments made by the Issuer pursuant to this Section 7.3 shall be made solely from funds available therefor pursuant to Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Issuer to a Governmental Authority, the Issuer shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   The Administrative Agent, each Funding Agent, each member of each Purchaser Group and each Program Support Provider, if entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made under this Indenture Supplement and the Base Indenture shall (to the extent legally able to do so) deliver to the Issuer (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Issuer on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the Administrative Agent, such Funding Agent, such member of such Purchaser Group or such Program Support Provider or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.

(f)   If the Administrative Agent, any Funding Agent, any Program Support Provider or any member of a Purchaser Group receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to the Issuer to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 7.3 with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Issuer shall, upon request of the Administrative Agent, such Funding Agent, such Program Support Provider or such member of a Purchaser Group, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Funding Agent, such Program Support Provider or such member of a Purchaser Group if the Administrative Agent, such Funding Agent, such Program Support Provider or such member of a Purchaser Group is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent, any Funding Agent, any Program Support Provider or any member of a Purchaser Group to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Issuer or any other Person.

(g)   The Administrative Agent, each Funding Agent, each Program Support Provider and each member of each Purchaser Group (other than any such entity which is a domestic corporation) shall:

(i)  upon or prior to becoming a party hereto, deliver to the Issuer and the Administrative Agent two (2) duly completed copies of IRS Form W-8BEN, W-8ECI or W-9, or successor applicable forms, as the case may be, establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2006-2 Notes and this Indenture Supplement;

(ii)  deliver to the Issuer and the Administrative Agent two (2) further copies of any such form or certification establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2006-2 Notes and this Indenture Supplement on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and

(iii)  obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Issuer and the Administrative Agent;

unless, in any such case, any change in treaty, law or regulation has occurred after the Series 2006-2 Closing Date (or, if later, the date the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group becomes an indemnified party hereunder) and prior to the date on which any such delivery would otherwise be required which renders the relevant form inapplicable or which would prevent the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group from duly completing and delivering the relevant form with respect to it, and the Administrative Agent, such Funding Agent, such Program Support Provider or such member of such Purchaser Group so advises the Issuer and the Administrative Agent.

(h)  If a beneficial or equity owner of the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a Purchaser Group (instead of the Administrative Agent, the Funding Agent, the Program Support Provider or the member of the Purchaser Group itself) is required under United States federal income tax law or the terms of a relevant treaty to provide IRS Form W-8BEN, W-8ECI or W-9, or any successor applicable forms, as the case may be, in order to claim an exemption from withholding of United States federal income taxes or backup withholding taxes, then each such beneficial owner or equity owner shall be considered to be the Administrative Agent, a Funding Agent, a Program Support Provider or a member of a Purchaser Group for purposes of Section 7.3 (g).

SECTION 7.4.   Break Funding Payments. The Issuer agrees to indemnify each Purchaser Group and to hold each Purchaser Group harmless from any loss or expense which such Purchaser Group may sustain or incur as a consequence of (a) default by the Issuer in making a borrowing of, conversion into or continuation of a CP Tranche or a Eurodollar Tranche after the Issuer has given irrevocable notice requesting the same in accordance with the provisions of this Indenture Supplement, or (b) default by the Issuer in making any prepayment in connection with a Decrease after the Issuer has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (c) the making of a prepayment of a CP Tranche or a Eurodollar Tranche (including, without limitation, any Decrease) prior to the termination of the

CP Rate Period for such CP Tranche or the Eurodollar Period for such Eurodollar Tranche, as the case may be. Such indemnification shall include an amount determined by the Funding Agent with respect to such Purchaser Group and shall equal (a) in the case of losses or expenses associated with a CP Tranche or a Eurodollar Tranche, either (x) the excess, if any, of (i) such Purchaser Group’s cost of funding the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the CP Rate Period or the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the CP Rate Period or the Eurodollar Period that would have commenced on the date of such prepayment or of such failure), as the case may be, over (ii) the amount of interest earned by such Purchaser Group upon redeployment of an amount of funds equal to the amount prepaid or not borrowed, converted or continued for a comparable period or (y) if such Purchaser Group is able to terminate the funding source before its scheduled maturity, any costs associated with such termination and (b) in the case of losses or expenses incurred by a Pooled Funding CP Conduit Purchaser, the losses and expenses incurred by such Pooled Funding CP Conduit Purchaser in connection with the liquidation or reemployment of deposits or other funds acquired by such Pooled Funding CP Conduit Purchaser as a result of the failure to make a borrowing, a default in making a Decrease or the making of a Decrease in an amount or on a date not contained in a notice of Decrease; provided that any payments made by the Issuer pursuant to this subsection shall be made solely from funds available therefor pursuant to Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment. This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Funding Agent on behalf of a Purchaser Group to the Issuer shall be conclusive absent manifest error.

SECTION 7.5.   Alternate Rate of Interest

. If prior to the commencement of any Eurodollar Period:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or

(b)  the Administrative Agent is advised by any Purchaser Group that the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such Purchaser Group of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Administrative Agent shall promptly give telecopy or telephonic notice thereof to the Issuer and the Indenture Trustee, whereupon until the Administrative Agent notifies the Issuer and the Indenture Trustee that the circumstances giving rise to such notice no longer exist, the Available APA Bank Funding Amount with respect to any Purchaser Group (in the case of clause (a) above) or with respect to such Purchaser Group (in the case of clause (b) above) shall not be allocated to any Eurodollar Tranche.

SECTION 7.6.   Mitigation Obligations. If an Affected Party requests compensation under Section 7.2, or if the Issuer is required to pay any additional amount to any

Purchaser Group or any Governmental Authority for the account of any Purchaser Group pursuant to Section 7.3, then, upon written notice from the Issuer, such Affected Party or Purchaser Group, as the case may be, shall use commercially reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, which pays a price for such assignment which is acceptable to such Purchaser Group and its assignee, in the judgment of such Affected Party or Purchaser Group, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such Affected Party or Purchaser Group to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party or Purchaser Group. The Issuer hereby agrees to pay all reasonable costs and expenses incurred by such Affected Party or Purchaser Group in connection with any such designation or assignment.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES, COVENANTS

SECTION 8.1.   Representations and Warranties of the Issuer and VMS. The Issuer and VMS each hereby represents and warrants to the Indenture Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser and each APA Bank that:

(a)   each and every of their respective representations and warranties contained in the Transaction Documents is true and correct as of the Series 2006-2 Closing Date, as of the Series 2006-2 Initial Funding Date and as of the date of each Increase; and

(b)   as of the Series 2006-2 Closing Date, they have not engaged, in connection with the offering of the Series 2006-2 Investor Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

SECTION 8.2.   Covenants of the Issuer and VMS. The Issuer and VMS hereby agree, in addition to their obligations hereunder, that:

(a)   they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Base Indenture and all other Transaction Documents to which each is a party;

(b)  they shall afford each Funding Agent with respect to a Purchaser Group, the Indenture Trustee or any representatives of any such Funding Agent or the Indenture Trustee access to all records relating to the Loans, the SUBI Certificates, the Sold Units and the Fleet Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Amortization Event has occurred), for purposes of inspection and shall permit such Funding Agent, the Indenture Trustee or any representative of such Funding Agent or the Indenture Trustee to visit any of the Issuer’s or VMS’s, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Issuer or VMS with their respective officers and employees and with their independent certified public accountants; and

(c)   they shall not take any action, nor permit Holdings, to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Series 2006-2 Required Investor Noteholders.

SECTION 8.3.   Covenants of the Administrator

. The Administrator hereby agrees that:

(a)   it shall provide to the Indenture Trustee, the Administrative Agent and each Funding Agent, on each Determination Date, a Monthly Settlement Statement, substantially in the form of Exhibit C hereto, setting forth as of the last day of the most recent Monthly Period and for such Monthly Period the information set forth therein;

(b)   it shall provide to the Administrative Agent simultaneously with delivery to the Indenture Trustee, all reports, notices, certificates, statements and other documents required to be delivered to the Indenture Trustee pursuant to the Base Indenture and the other Transaction Documents, and furnish to the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other material communication (excluding routine communications) received by or on behalf of the Issuer or the Administrator with respect to the Transaction Documents. The Administrative Agent shall distribute to the Funding Agents copies of all reports, notices, certificates, statements and other documents delivered to it pursuant to this Section 8.3(b);

(c)  it shall provide to the Indenture Trustee, the Administrative Agent and each Funding Agent, as soon as is practicable, but in any event within 100 days after the end of each fiscal year of PHH, commencing with fiscal year 2006, (i) either (A) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders’ equity of PHH and its consolidated subsidiaries for such year and the related consolidated balance sheets as at the end of such year, or (B) the Form 10-K filed by PHH with the Securities and Exchange Commission and (ii) if not included in such Form 10-K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of PHH and its consolidated subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods;

(d)  it shall provide to the Indenture Trustee, the Administrative Agent and each Funding Agent, as soon as is practicable, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending March 31, 2006, either (i) the Form 10-Q filed by PHH with the Securities and Exchange Commission or (ii) the unaudited consolidated balance sheet of PHH and its consolidated subsidiaries, as at the end of such fiscal quarter, and the related unaudited statements of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year, in each case, together with a certificate signed by the chief financial officer, the chief accounting officer or a vice president responsible for financial administration of PHH to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of PHH, all adjustments necessary to present fairly the financial position of PHH and its consolidated subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year end and audit adjustments and to the absence of footnote disclosure; provided, however, that the Administrator shall not be required to provide the financial statements for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and the certificates required to be furnished together therewith prior to December 29, 2006;

(e)  it shall provide to the Indenture Trustee, the Administrative Agent and each Purchaser Group, no later than the Scheduled Expiry Date with respect to such Purchaser Group, a letter of independent certified public accountants of recognized national standing, addressed to the members of such Purchaser Group and dated a date that is within the six months immediately preceding such Scheduled Expiry Date, in form and substance satisfactory to the Administrative Agent, concerning the agreed-upon procedures performed in respect of the Origination Trust Assets allocated to the Lease SUBI Portfolio described on Exhibit D hereto;

(f)  it shall provide to the Indenture Trustee, the Administrative Agent and each Purchaser Group, no later than the Scheduled Expiry Date with respect to such Purchaser Group, a letter of independent certified public accountants of recognized national standing, addressed to the members of such Purchaser Group and dated a date that is within the six months immediately preceding such Scheduled Expiry Date, in form and substance satisfactory to the Administrative Agent, concerning the agreed-upon procedures performed in respect of the characteristics of the Leases allocated to the Lease SUBI Portfolio described on Exhibit E;

(g)  on or prior to any Series Closing Date, it shall provide to each Funding Agent a copy of the Indenture Supplement relating to the Series of Investor Notes being issued on such Series Closing Date;

(h)  it shall provide each Funding Agent with prompt written notice of (i) the downgrade by any Rating Agency of the rating assigned by such Rating Agency to any Series of Outstanding Investor Notes or the determination by any Rating Agency to put the rating assigned by such Rating Agency to any Series of Outstanding Investor Notes on a watch list and (ii) the occurrence of an Amortization Event or Potential Amortization Event with respect to any Series of Outstanding Investor Notes; and

(i)   it shall provide to each Funding Agent copies of all reports relating to the Series 2006-2 Investor Notes delivered to the Rating Agencies.

SECTION 8.4.   Obligations Unaffected. The obligations of the Issuer and the Administrator to the Funding Agent and the Purchaser Groups under this Indenture Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Loans, the SUBI Certificates, the Sold Units or the Fleet Receivables.

ARTICLE 9

CONDITIONS PRECEDENT

SECTION 9.1.   Conditions Precedent to Effectiveness of Indenture Supplement

. The Original Series 2006-2 Indenture Supplement became effective on the date (the “Effective Date”) on which the following conditions precedent were satisfied:

(a)  Documents. The Administrative Agent shall have received an original copy for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, each executed and delivered in form and substance satisfactory to it of (i) the Base Indenture, executed by a duly authorized officer of each of the Issuer and the Indenture Trustee, (ii) the Loan Agreement, executed by a duly authorized officer of each of the Issuer and Holdings, (iii) this Indenture Supplement, executed by a duly authorized officer of each of the Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks, (iv) the Administration Agreement, executed by a duly authorized officer of each of the Issuer, Holdings, the Indenture Trustee and the Administrator, (v) each of the Origination Trust Documents, executed by duly authorized officers of each of the parties thereto and (vi) any other Transaction Documents to be executed in connection with Series 2006-2, each duly executed by the parties thereto.

(b)  Corporate Documents; Proceedings of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, PHH, the Intermediary and the Servicer. The Administrative Agent shall have received, with a copy for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, from the Issuer, the Administrator, SPV, Holdings, PHH, PHH Sub 1, PHH Sub 2, the Intermediary, the Origination Trust, VMS and the Servicer true and complete copies of:

(i)  to the extent applicable, the certificate of incorporation, certificate of trust or certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

(ii)  a certificate of the Secretary or an Assistant Secretary of each of the Issuer, the Administrator, SPV, Holdings, PHH, PHH Sub 1, PHH Sub 2, the Intermediary, the Origination Trust and VMS, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement or by-laws, as applicable, of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the managers or directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction

Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of formation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person;

(iii)  a certificate of the Secretary or an Assistant Secretary of each of the Common Member, PHH Sub 1 and the Delaware Trustee, dated the Effective Date and certifying as to the incumbency and specimen signature of each officer or authorized signatory executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

(iv)  a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) or (iii) above.

(c)  Good Standing Certificates. The Administrative Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Issuer, the Administrator, SPV, Holdings, and the Origination Trust in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Issuer, the Administrator, SPV, Holdings, or the Origination Trust, as the case may be.

(d)  Consents, Licenses, Approvals, Etc. The Administrative Agent shall have received, with a counterpart for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, certificates dated the date hereof of an Authorized Officer of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer of the Transaction Documents to which it is a party and the validity and enforceability of the Transaction Documents to which it is a party against the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer, respectively, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

(e)  No Litigation. The Administrative Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting the Issuer, the Administrator, SPV, Holdings, the Origination Trust, the Servicer, PHH or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f)  Lien Searches. The Administrative Agent shall have received a written search report listing all effective financing statements that name VMS, the Origination Trust, Holdings, SPV or the Issuer as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (g) below and in any other jurisdictions that the Administrative Agent determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (g) below shall cover any portion of the Series 2006-2 Collateral), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents.

(g)  UCC Certificate. The Administrative Agent shall have received from each of VMS, the Origination Trust, Holdings and the Issuer a certificate, substantially in the form of Exhibit F hereto, completed in a manner satisfactory to the Administrative Agent, duly executed by an Authorized Officer of each of VMS, the Origination Trust, Holdings and the Issuer and dated the Series 2006-2 Closing Date.

(h)  Filings, Registrations and Recordings. The SUBI Certificates shall have been registered in the name of the Issuer and delivered to the Indenture Trustee, endorsed in blank, and any documents (including, without limitation, financing statements) required to be filed in order (i) to create, in favor of the Indenture Trustee, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute, (ii) to create in favor of the Issuer a perfected security interest in the Loan Collateral with respect to which a security interest may be perfected by filing under the UCC or other comparable statute, (iii) to create in favor of the Origination Trust perfected ownership/security interest in the assets transferred thereto pursuant to the Contribution Agreement, (iv) to create in favor of Holdings a perfected ownership interest in the Fleet Receivables under the Receivables Purchase Agreement and (v) to create in favor of the Indenture Trustee a perfected security interest in the Series 2006-2 Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the UCC Certificate referred to in paragraph (g) above, and such filings are the only filings required in order to perfect the security interest of the Indenture Trustee in the Series 2006-2 Collateral, the security interest of the Issuer in the Loan Collateral, the transfer of the Fleet Receivables, Leases, Vehicles and other assets to the Origination Trust pursuant to the Contribution Agreement, the transfer of the Fleet Receivables to Holdings pursuant to the Receivables Purchase Agreement or the transfer of the Series 2006-2 Collateral to the Indenture Trustee, as the case may be. The Administrative Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

(i)  Legal Opinions. The Administrative Agent shall have received, with a counterpart addressed to each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser and the Indenture Trustee, opinions of counsel to the Issuer, Holdings, SPV, the Origination Trust, the Intermediary and the Administrator, dated the Series 2006-2 Closing Date, as to due organization of the Origination Trust, Holdings, SPV, the Administrator, the Intermediary and the Issuer, bankruptcy (“true sale” and “non-substantive consolidation”), perfection and priority of security interests in the Series 2006-2 Collateral, creation and perfection of the security interests in the Loan Collateral, including the SUBI Certificates and the Sold Units and the Fleet Receivables, the characterization of the Series 2006-2 Investor Notes as debt for U.S. federal income tax purposes, the characterization of the Issuer not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and other matters, in each case, in form and substance acceptable to the addressees thereof and their respective counsel.

(j)  Fees and Expenses. Each Funding Agent with respect to a Purchaser Group shall have received payment of all fees, out-of-pocket expenses and other amounts due and payable to the CP Conduit Purchaser or the APA Banks in such Purchaser Group on or before the Effective Date.

(k)  Establishment of Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Collection Account (including the Series 2006-2 Subaccounts), the Series 2006-2 Reserve Account, the Series 2006-2 Yield Supplement Account and the Series 2006-2 Distribution Account shall have been established in accordance with the terms and provisions of the Indenture.

(l)  Lease Rate Caps. The Indenture Trustee shall have received copies of the Lease Rate Caps duly executed by the parties thereto satisfying the requirements of Section 5A.12 on the Series 2006-2 Closing Date.

(m)  Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, property or condition (financial or otherwise) of PHH and its Subsidiaries taken as a whole since September 30, 2005.

(n)  Opinion. The Administrative Agent shall have received an opinion of counsel to the Indenture Trustee as to the due authorization, execution and delivery by the Indenture Trustee of this Indenture Supplement and the due execution, authentication and delivery by the Indenture Trustee of the Series 2006-2 Investor Notes.

SECTION 9.2.   Conditions Precedent to Effectiveness of Amendment and Restatement of Original Series 2006-2 Indenture Supplement. This Indenture Supplement shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a)  Documents. The Administrative Agent shall have received an original of (i) this Indenture Supplement, executed by a duly authorized officer of each of the Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the APA Banks and (ii) the Fee Letter, executed by a duly authorized officer of each of the Issuer, the Administrator, the Administrative Agent and the Funding Agents.

(b)  Corporate Documents; Proceedings of the Issuer and the Administrator. The Administrative Agent shall have received, with a copy for each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser, from the Issuer and the Administrator true and complete copies of:

(i)  the certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State of the State of Delaware and a certificate of good standing of each such Person as of a recent date, from the Secretary of State of the State of Delaware;

(ii)  a certificate of the Secretary or an Assistant Secretary of each of the Issuer and the Administrator, dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement of such Person, as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the managers of such Person or committees thereof authorizing the execution, delivery and performance of this Indenture Supplement and the transactions contemplated hereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of formation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing this Indenture Supplement or any other document delivered in connection herewith on behalf of such Person; and

(iii)  a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(c)  Good Standing Certificates. The Administrative Agent shall have received copies of certificates of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Issuer and the Administrator, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Issuer or the Administrator, as the case may be.

(d)  Legal Opinions. The Administrative Agent shall have received, with a counterpart addressed to each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser and the Indenture Trustee, opinions of counsel to the Issuer and the Administrator, dated the Amendment Effective Date, as to due organization of the Administrator and the Issuer, the due authorization, execution and delivery of this Indenture Supplement by the Administrator and the Issuer and the enforceability of this Indenture Supplement against the Issuer and the Administrator, in each case, in form and substance acceptable to the addressees thereof and their respective counsel.

(e)  Fees and Expenses. Each Funding Agent with respect to a Purchaser Group shall have received payment of all fees, out-of-pocket expenses and other amounts due and payable to the CP Conduit Purchaser or the APA Banks in such Purchaser Group on or before the Amendment Effective Date.

(f)  Representations and Warranties. All representations and warranties made by each of the Issuer, SPV, Holdings, the Origination Trust and the Servicer in each of the Transaction Documents to which it is a party shall be true and correct in all material respects on the Amendment Effective Date as if made as of the Amendment Effective Date.

ARTICLE 10

THE ADMINISTRATIVE AGENT

SECTION 10.1.   Appointment. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Indenture Supplement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Indenture Supplement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Indenture Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture Supplement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser, any APA Bank or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture Supplement or otherwise exist against the Administrative Agent.

SECTION 10.2.   Delegation of Duties. The Administrative Agent may execute any of its duties under this Indenture Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Issuer or the Administrator), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

SECTION 10.3.   Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture or this Indenture Supplement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers, the APA Banks or the Funding Agents for any recitals, statements, representations or warranties made by the Issuer, the Administrator or any officer thereof contained in this Indenture Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Indenture Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates, the Sold Units or the Fleet

Receivables or for any failure of any of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any CP Conduit Purchaser, any APA Bank or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates, the Sold Units or the Fleet Receivables or to inspect the properties, books or records of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer.

SECTION 10.4.   Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or the Administrator), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may deem and treat the registered holder of any Series 2006-2 Investor Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Indenture Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Funding Agents, on behalf of the Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Funding Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture Supplement and the other Transaction Documents in accordance with a request of the Series 2006-2 Required Investor Noteholders (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Series 2006-2 Investor Noteholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the CP Conduit Purchasers, the APA Banks and the Funding Agents.

SECTION 10.5.   Notice of Administrator Default or Amortization Event or Potential Amortization Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, any Event of Default or Default, any Termination Event or any Servicer Default unless the Administrative Agent has received written notice from a CP Conduit Purchaser, an APA Bank, a Funding Agent, the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer referring to the Agreement or this Indenture Supplement, describing such Amortization Event or Potential Amortization Event, Event of Default or Default, Termination Event or Servicer Default or and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event,” “notice of an Event of Default or Default,” “notice of a Termination Event” or “notice of a Servicer Default”, as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Funding Agents, the Indenture Trustee, the Issuer and the Administrator. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Series 2006-2

Required Investor Noteholders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.

SECTION 10.6.   Non-Reliance on the Administrative Agent and Other Purchasers. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, APA Bank or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer and made its own decision to enter into this Indenture Supplement. Each of the CP Conduit Purchasers, the APA Banks and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, APA Bank or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Funding Agents by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any CP Conduit Purchaser, any APA Bank or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 10.7.   Indemnification. Each of the APA Banks in a Purchaser Group agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Issuer and the Administrator and without limiting the obligation of the Issuer and the Administrator to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or if indemnification is sought after the date upon which the Commitments shall have terminated and the Purchaser Group Invested Amounts shall have been reduced to zero, ratably in accordance with their Commitment Percentages immediately prior to such date of payment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Indenture Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no APA Bank or Funding Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

SECTION 10.8.   The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Administrator or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Series 2006-2 Investor Note held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Indenture Supplement and the other Transaction Documents as any APA Bank or Funding Agent and may exercise the same as though it were not the Administrative Agent, and the terms “APA Bank,” and “Funding Agent” shall include the Administrative Agent in its individual capacity.

SECTION 10.9.   Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days’ notice to the Funding Agents, the Indenture Trustee, the Issuer and the Administrator. The Administrative Agent may be removed at any time by resolution of the Series 2006-2 Required Investor Noteholders, removing the Administrative Agent and appointing from among the Funding Agents a successor administrative agent, which successor administrative agent shall be approved by the Issuer and the Administrator (which approval shall not be unreasonably withheld), delivered to the Administrative Agent, the Indenture Trustee and the Administrator. If JPMorgan Chase shall resign as Administrative Agent under this Indenture Supplement, then the Series 2006-2 Required Investor Noteholders shall promptly appoint a successor administrative agent from among the Funding Agents, which successor administrative agent shall be approved by the Issuer and the Administrator (which approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Funding Agents, the Issuer and the Administrator, a successor agent from among the Funding Agents. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Series 2006-2 Required Investor Noteholders appoint a successor agent as provided for above. Effective upon the appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Indenture Supplement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture Supplement.

ARTICLE 11

THE FUNDING AGENTS

SECTION 11.1.  Appointment. Each CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser hereby irrevocably designates and appoints the Funding Agent set forth next to such CP Conduit Purchaser’s name on Schedule I as the agent of such Person under this Indenture Supplement and irrevocably authorizes such Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Indenture Supplement and to exercise such powers and perform such duties as are expressly delegated to such Funding Agent by the terms of this Indenture Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture Supplement, each Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser or APA Bank and no implied covenants, functions, responsibilities, duties, obliga-tions or liabilities shall be read into this Indenture Supplement or otherwise exist against each Funding Agent.

SECTION 11.2.  Delegation of Duties. Each Funding Agent may execute any of its duties under this Indenture Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible to the CP Conduit Purchaser or any APA Bank in its Purchaser Group for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

SECTION 11.3.  Exculpatory Provisions. Each Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture or this Indenture Supplement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers and/or APA Banks for any recitals, statements, representations or warranties made by the Issuer, the Administrator, the Administrative Agent, or any officer thereof contained in this Indenture Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, this Indenture Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture Supplement, any other Transaction Document, or for any failure of any of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, the Servicer or the Administrative Agent to perform its obligations hereunder or thereunder. Each Funding Agent shall not be under any obligation to the CP Conduit Purchaser or any APA Bank in its Purchaser Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates, the Sold Units or the Fleet Receivables or to inspect the properties, books or records of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, the Servicer or the Administrative Agent.

SECTION 11.4.  Reliance by Each Funding Agent. Each Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (includ-ing, without limitation, counsel to the Issuer or the Administrator), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall be fully justified in failing or refusing to take any action under this Indenture Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Related Purchaser Group, as it deems appropriate or it shall first be indemnified to its satisfaction by the Related Purchaser Group against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

SECTION 11.5.  Notice of Administrator Default or Amortization Event or Potential Amortization Event. Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, any Event of Default or Default, any Termination Event or any Servicer Default unless such Funding Agent has received written notice from a CP Conduit Purchaser, an APA Bank, the Issuer, the Administrator, the Servicer, SPV, Holdings, or the Origination Trust referring to the Indenture or this Indenture Supplement, describing such Amortization Event or Potential Amortization Event, Event of Default or Default, Termination Event or Servicer Default or and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event,” “notice of an Event of Default or Default,” “notice of a Termination Event” or “notice of a Servicer Default”, as the case may. In the event that any Funding Agent receives such a notice, such Funding Agent shall give notice thereof to the CP Conduit Purchaser and APA Banks in its Purchaser Group. Such Funding Agent shall take such action with respect to such event as shall be reasonably directed by the CP Conduit Purchaser and APA Banks in its Purchaser Group, provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the CP Conduit Purchaser and APA Banks in its Purchaser Group.

SECTION 11.6.  Non-Reliance on Each Funding Agent and Other Purchaser Groups. Each CP Conduit Purchaser and each of the related APA Banks expressly acknowledge that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding Agent hereinafter taken, including any review of the affairs of the Issuer shall be deemed to constitute any representation or warranty by such Funding Agent to any such Person. Each CP Conduit Purchaser and each of the related APA Banks repre-sents to its Funding Agent that it has, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own apprai-sal of and investi-ga-tion into the business, operations, property, financial and other condi-tion and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer. Each CP Conduit Purchaser and each of the related APA Banks also represents that it will, independently and without reliance upon its Funding Agent and based on such docu-ments and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and deci-sions in taking or not taking action under this Indenture Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, opera-tions, property, financial and other conditions and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer.

SECTION 11.7.  Indemnification. Each APA Bank in a Purchaser Group agrees to indemnify its Funding Agent in its capacity as such (to the extent not reim-bursed by the Issuer and the Administrator and without limiting the obligation of the Issuer and the Administrator to do so), ratably according to its respective APA Bank Percentage in effect on the date on which indemnification is sought under this Section 11.7 (or if indemnification is sought after the date upon which the Commitments shall have been terminated, ratably in accordance with its APA Bank Percentage at the time of termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Indenture Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Funding Agent under or in connec-tion with any of the foregoing; provided that no APA Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such related Funding Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

ARTICLE 12

MISCELLANEOUS

SECTION 12.1.   Ratification of Indenture. As Indenture Supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so Indenture Supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

SECTION 12.2.   Governing Law.  THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.3.   Further Assurances.  Each of the Issuer, the Administrator and the Indenture Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Administrative

Agent more fully to effect the purposes of this Indenture Supplement and the sale of the Series 2006-2 Investor Notes hereunder. The Administrative Agent is hereby authorized to file any financing or registration statements or similar documents or notices or continuation statements in order to perfect the Indenture Trustee’s security interest in the Series 2006-2 Collateral.

SECTION 12.4.   Payments. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to a Purchaser, at the office of the Funding Agent with respect to such Purchaser Group set forth in Section 12.9.

SECTION 12.5.   Costs and Expenses.   The Administrator agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) and of each Purchaser Group (including in connection with the preparation, execution and delivery of this Indenture Supplement the reasonable fees and disbursements of counsel to such Purchaser Group) in connection with (i) the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Indenture Supplement, the Indenture and the other Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Administrative Agent or any Funding Agent of the obligations and liabilities of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, VMS and the Servicer under the Indenture, this Indenture Supplement or the other Transaction Documents and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other Transaction Documents.

SECTION 12.6.   No Waiver; Cumulative Remedies.   No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, the Administrative Agent, any Funding Agent, any CP Conduit Purchaser or any APA Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 12.7.   Amendments.  (a) This Indenture Supplement may be amended in writing from time to time by the Administrator, the Issuer and the Indenture Trustee, with the consent of the Series 2006-2 Required Investor Noteholders; provided that, notwithstanding the foregoing, without the consent of each CP Conduit Purchaser and each APA Bank, no such amendment shall:

(i)   reduce the percentage of Series 2006-2 Investor Noteholders whose consent is required to take any particular action hereunder;

(ii)  (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2006-2 Investor Note (or reduce the principal amount of or rate of interest on any

Series 2006-2 Investor Note); (B) extend the due date for, or reduce the amount of any Commitment Fee payable hereunder; (C) change the calculation of any Article 7 Costs or other amounts payable by the Issuer to the CP Conduit Purchasers or APA Banks hereunder; (D) modify Section 5A.4(c); (E) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Transaction Document to which it is a party except pursuant to the express terms hereof or thereof; (F) release any obligor under any Transaction Document to which it is a party except pursuant to the express terms of such Transaction Document; (G) amend or otherwise modify any Amortization Event or any defined term referred to therein; (H) amend or otherwise modify the Series 2006-2 Required Asset Amount, the Series 2006-2 Required Overcollateralization Amount, the Series 2006-2 Required Enhancement Amount or any defined term referred to therein or (I) permit the creation of any Lien ranking prior to or on a parity with the Indenture Trustee’s Lien on the Series 2006-2 Collateral, release such Lien except pursuant to the express terms hereof or deprive any Series 2006-2 Investor Noteholder of the security afforded by such Lien;

(iii)  modify Section 12.7(a); and

(iv)  modify the allocations and priorities of payments set forth in Article 3 of this Indenture Supplement.

(b)  Any amendment hereof can be effected without the Administrative Agent’s being party thereto; provided, however, that no such amendment, modification or waiver of this Indenture Supplement that affects rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.

(c)  Promptly after the execution of any amendment hereof, the Administrator shall mail to each of the Funding Agents and each Rating Agency a copy thereof.

SECTION 12.8.   Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

SECTION 12.9.   Notices.  All notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of the Issuer, the Administrator and the Indenture Trustee, in the manner set forth in Section 13.4 of the Base Indenture and (ii) in the case of the Administrative Agent, the CP Conduit Purchasers, the APA Banks and the Funding Agents, in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, in the case of facsimile notice, when received, or in the case of overnight air courier, one Business Day after the date such notice is delivered to such overnight courier, addressed as follows in the case of the Administrative Agent and to the addresses therefor set forth in Schedule I, in the case of the CP Conduit Purchasers, the APA Banks and the Funding Agents; or to such other address as may be hereafter notified by the respective parties hereto:

       Administrative Agent:
         JPMorgan Chase Bank, National Association
c/o JPMorgan Securities Inc.
10 South Dearborn - 13th Floor
Chicago, IL 60670
Attention: Asset-Backed Finance
Fax (312) 732-3600

SECTION 12.10.   Successors and Assigns.  (a) This Indenture Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Issuer may not assign or transfer any of its rights under this Indenture Supplement without the prior written consent of all of the Series 2006-2 Investor Noteholders, no CP Conduit Purchaser may assign or transfer any of its rights under this Indenture Supplement other than in accordance with the Asset Purchase Agreement with respect to such CP Conduit Purchaser or otherwise to the APA Bank with respect to such CP Conduit Purchaser or a Program Support Provider with respect to such CP Conduit Purchaser or pursuant to clause (b) below of this Section 12.10 and no APA Bank may assign or transfer any of its rights or obligations under this Indenture Supplement except to a Program Support Provider or pursuant to clause (c) below of this Section 12.10.

(b)  Without limiting the foregoing, each CP Conduit Purchaser may assign all or a portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser and its rights and obli-ga-tions under this Indenture Supplement and any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such CP Conduit Purchaser. Prior to or concurrently with the effectiveness of any such assignment (or if impracticable, immediately thereafter), the assigning CP Conduit Purchaser shall notify the Administrative Agent, the Issuer, the Indenture Trustee and the Administrator thereof. Upon such assignment by a CP Conduit Purchaser to a Conduit Assignee, (A) such Conduit Assignee shall be the owner of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser, (B) the related administrative or managing agent for such Conduit Assignee will act as the administrative agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Transaction Documents, (C) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Purchaser herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (D) such Conduit Assignee shall assume all of such CP Conduit Purchaser’s obligations, if any, hereunder or under the Base Indenture or under any other Transaction Document with respect to such portion of the Purchaser Group Invested Amount and such CP Conduit Purchaser shall be released from such obligations, (E) all distributions in respect of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser shall be made to the applicable agent or administrative agent, as appli-cable, on behalf of such Conduit Assignee, (F) the definitions of the terms “Monthly Funding Costs” and “Discount” shall be determined in the manner set forth in the definition of “Monthly Funding Costs” and “Discount” applicable to such CP Conduit Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Purchaser), (G) the defined terms and other terms and provisions of this Indenture Supplement, the Base Indenture and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (H) if requested by the Administrative Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing.

(c)  Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Indenture Supplement and the Series 2006-2 Investor Notes, with the prior written consent of the Administrative Agent, the Issuer and the Administrator (in each case, which consent shall not be unreasonably withheld), to one or more banks (an “Acquiring APA Bank”) pursuant to a transfer supplement, substantially in the form of Exhibit G hereto (the “Transfer Supplement”), executed by such Acquiring APA Bank, such assigning APA Bank, the Funding Agent with respect to such APA Bank, the Administrative Agent, the Issuer and the Administrator and delivered to the Administrative Agent. Notwithstanding the foregoing, no APA Bank shall so sell its rights hereunder if such Acquiring APA Bank is not an Eligible Assignee.

(d)  Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its APA Bank Percentage of the Commitment of the APA Banks in its Purchaser Group, its APA Bank Percentage of the Series 2006-2 Investor Note of its Purchaser Group and its rights hereunder pursuant to documentation in form and substance satisfactory to such APA Bank and the Participant; provided, however, that (i) in the event of any such sale by an APA Bank to a Participant, (A) such APA Bank’s obligations under this Indenture Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) the Issuer and the Administrative Agent shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under this Indenture Supplement and (ii) no APA Bank shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Indenture Supplement or any Transaction Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder. A Participant shall have the right to receive Article 7 Costs but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation.

(e)  Any CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser may at any time sell all or any part of their respective rights and obligations under this Indenture Supplement and the Series 2006-2 Investor Notes, with the prior written consent of the Administrative Agent, the Issuer and the Administrator (in each case, which consent shall not be unreasonably withheld), to a multi-seller commercial paper conduit and one or more banks providing support to such multi-seller commercial paper conduit (an “Acquiring Purchaser Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H hereto (the “Purchaser Group Supplement”), executed by such Acquiring Purchaser Group, the Funding Agent with respect to such Acquiring Purchaser Group (including the CP Conduit Purchaser and the APA Banks with respect to such Purchaser Group), such assigning CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, the Funding Agent with respect to such assigning CP Conduit Purchaser and APA Bank, the Administrative Agent, the Issuer and the Administrator and delivered to the Administrative Agent.

(f)  The Issuer authorizes each APA Bank to disclose to any Participant or Acquiring APA Bank (each, a “Transferee”) and any prospective Transferee any and all financial information in such APA Bank’s possession concerning the Issuer, the Collateral, the Servicer and the Transaction Documents which has been delivered to such APA Bank by the Issuer or the Administrator in connection with such APA Bank’s credit evaluation of the Issuer, the Collateral and the Servicer.

SECTION 12.11.   Securities Laws.  Each CP Conduit Purchaser and APA Bank hereby represents and warrants to the Issuer that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has sufficient assets to bear the economic risk of, and sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of, its investment in a Series 2006-2 Investor Note. Each CP Conduit Purchaser and each APA Bank agrees that its Series 2006-2 Investor Note will be acquired for investment only and not with a view to any public distribution thereof, and that such CP Conduit Purchaser or APA Bank will not offer to sell or otherwise dispose of its Series 2006-2 Investor Note (or any interest therein) in violation of any of the registration requirements of the Securities Act, or any applicable state or other securities laws. Each CP Conduit Purchaser and each APA Bank acknowledges that it has no right to require the Issuer to register its Series 2006-2 Investor Note under the Securities Act or any other securities law. Each CP Conduit Purchaser and each APA Bank hereby confirms and agrees that in connection with any transfer by it of an interest in the Series 2006-2 Investor Note, such CP Conduit Purchaser or APA Bank has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

SECTION 12.12.   Adjustments; Set-off.  (a) If any CP Conduit Purchaser or APA Bank in a Purchaser Group (a “Benefitted Purchaser Group”) shall at any time receive in respect of its Purchaser Group Invested Amount any distribution of principal, interest, Commitment Fees or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser Group, if any, in respect of such other Purchaser Group’s Purchaser Group Invested Amount, or interest thereon, such Benefitted Group Purchaser shall purchase for cash from the other Purchaser Group such portion of such other Purchaser Group’s interest in the Series 2006-2 Investor Notes, or shall provide such other Purchaser Group with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser Group to share the excess payment or benefits of such collateral or proceeds ratably with the other Purchaser Group; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser Group, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Issuer agrees that any Purchaser Group so purchasing a portion of another Purchaser Group’s Purchaser Group Invested Amount may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser Group were the direct holder of such portion.

(b)   In addition to any rights and remedies of the Purchaser Groups provided by law, each CP Conduit Purchaser and each APA Bank shall have the right, without prior notice to the Issuer, any such notice being expressly waived by the Issuer to the extent permitted by applicable law, upon any amount becoming due and payable by the Issuer hereunder or under the Series 2006-2 Investor Notes to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such CP Conduit Purchaser or such APA Bank to or for the credit or the account of the Issuer. Each CP Conduit Purchaser and each APA Bank agrees promptly to notify the Issuer and the Administrative Agent after any such set-off and application made by such Person; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.13.   Counterparts.  This Indenture Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

SECTION 12.14.   No Bankruptcy Petition. (a) Each of the Administrative Agent, the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2006-2 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Issuer any involuntary, bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b)   The Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, each Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(c)   The Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, each CP Conduit Purchaser, each APA Bank and each Funding Agent hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, Holdings, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

(d)   This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

SECTION 12.15.   SUBIs. The Issuer, the Administrator, the Administrative Agent, each CP Conduit Purchaser, each APA Bank and each Funding Agent hereby represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this Section as defined in the Origination Trust Agreement), any other SUBI Portfolio (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease Receivable SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.

SECTION 12.16.   Discharge of Indenture.  Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 12.1(b) of the Base Indenture will be effective as to the Series 2006-2 Investor Notes without the consent of the Series 2006-2 Required Investor Noteholders.

SECTION 12.17.   Limited Recourse.(a) Notwithstanding anything to the contrary contained herein, any obligations of each CP Conduit Purchaser hereunder to any party hereto are solely the corporate obligations of such CP Conduit Purchaser and shall be payable at such time as funds are received by or are available to such CP Conduit Purchaser in excess of funds necessary to pay in full all of its outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against a CP Conduit Purchaser shall be subordinated to the payment in full of all of its Commercial Paper.

(b)   No recourse under any obligation, covenant or agreement of any CP Conduit Purchaser contained herein shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Indenture Supplement is solely a corporate obligation of such CP Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Indenture Supplement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 12.18 shall survive termination of this Indenture Supplement.

SECTION 12.18.   Waiver of Setoff.  Notwithstanding any other provision of this Indenture Supplement or any other agreement to the contrary, all payments to the Purchasers hereunder shall be made without set-off or counterclaim.

SECTION 12.19.   Conflict of Instructions. In the event the Issuer and the Administrator shall have delivered conflicting instructions to the Indenture Trustee or the Administrative Agent to take or refrain from taking action hereunder, the Indenture Trustee or the Administrative Agent, as the case may be, shall follow the instructions of the Issuer.

SECTION 12.20.   JPMorgan Chase Conflict Waiver.  JPMorgan Chase acts as the Funding Agent with respect to one or more of the CP Conduit Purchasers (collectively, “Conduit) and as administrative agent for Conduit, as issuing and paying agent for Conduit’s Commercial Paper, as provider of other backup facilities for Conduit, and may provide other services or facilities from time to time (the “JPMorgan Chase Roles”). Each of the parties hereto hereby acknowledges and consents to any and all JPMorgan Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by JPMorgan Chase’s acting as the Funding Agent with respect to Conduit or as the APA Bank with respect to Conduit and acting as or maintaining any of the JPMorgan Chase Roles, and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

SECTION 12.21.  Confidential Information. (a)  The Indenture Trustee and each Series 2006-2 Investor Noteholder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Indenture Trustee or such Series 2006-2 Investor Noteholder in good faith to protect Confidential Information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys, independent or internal auditors and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.21; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.21; (iii) any other Series 2006-2 Investor Noteholder; (iv) any Person of the type that would, to such Person’s knowledge, be permitted to acquire Series 2006-2 Investor Notes in accordance with the requirements of the Indenture to which such Person sells or offers to sell any such Series 2006-2 Note or any part thereof or any participation therein that agrees to hold confidential the Confidential Information substantially in accordance with this Section 12.21 (or in accordance with such other confidentiality procedures as are acceptable to the Issuer); (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person; (vii) such Person’s reinsurers, liquidity providers, credit providers, investors or potential investors or the directors, trustees, officers, employees, agents, attorneys, independent or internal auditors, financial advisors or other professional advisors of such reinsurers, liquidity providers, credit providers, investors or potential investors who, in each case, agree to hold confidential the Confidential Information substantially in accordance with this Section 12.21 (or in accordance with such other confidentiality procedures as are acceptable to the Issuer); (viii) any Person acting as a placement agent or dealer with respect to any Commercial Paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of PHH or any of its Affiliates); (ix) any other Person with the consent of the Issuer; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation, statute or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Amortization Event has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Series 2006-2 Investor Notes, the Indenture or any other Related Document; and provided, further, however, that delivery to Series 2006-2 Investor Noteholders of any report or information required by the terms of the Indenture to be provided to Series 2006-2 Investor Noteholders shall not be a violation of this Section 12.21. Each Series 2006-2 Investor Noteholder agrees, except as set forth in clauses (v), (vi) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Series 2006-2 Investor Notes or administering its investment in the Series 2006-2 Investor Notes. In the event of any required disclosure of the Confidential Information by such Series 2006-2 Investor Noteholder, such Series 2006-2 Investor Noteholder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Series 2006-2 Investor Noteholder, by its acceptance of a Series 2006-2 Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.21.

(b)  For the purposes of this Section 12.21, “Confidential Information” means information delivered to the Indenture Trustee or any Series 2006-2 Investor Noteholder by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to the Indenture and the Transaction Documents; provided, that such term does not include information that: (i) was publicly known or otherwise known to the Indenture Trustee or such Series 2006-2 Investor Noteholder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Indenture Trustee, any Series 2006-2 Investor Noteholder or any person acting on behalf of the Indenture Trustee or any Series 2006-2 Investor Noteholder; (iii) otherwise is known or becomes known to the Indenture Trustee or any Series 2006-2 Investor Noteholder other than (x) through disclosure by the Issuer or (y) as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

IN WITNESS WHEREOF, the Issuer, the Administrator, the Administrative Agent, the CP Conduit Purchasers, the APA Banks, the Funding Agents and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

CHESAPEAKE FUNDING LLC

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:  Vice President & Treasurer

PHH VEHICLE MANAGEMENT SERVICES, LLC

By:  /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President & Treasurer

JPMORGAN CHASE BANK, NATIONAL
     ASSOCIATION, as Administrative Agent

By:	/s/ John K. Svolos
Name: John K. Svolos
Title:   Vice President

THE BANK OF NEW YORK, as successor
   Indenture Trustee

By:	/s/ Diane E. Wallace
Name:  Diane E. Wallace
Title:   Vice President

PARK AVENUE RECEIVABLES COMPANY, LLC,
 as a CP Conduit Purchaser

By:	/s/ John K. Svolos
Name:  John K. Svolos
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as an APA Bank and a Funding Agent

By:	/s/ John K. Svolos
Name:  John K. Svolos
Title: Vice President:

VARIABLE FUNDING CAPITAL COMPANY LLC,
as a CP Conduit Purchaser

By: WACHOVIA CAPITAL MARKETS, LLC,
As Attorney-in-Fact

By:  /s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as an APA Bank and a Funding Agent

By:  /s/ Andrew W. Riebe
Name: Andrew W. Riebe
Title: Vice President

YC SUSI TRUST, as a CP Conduit Purchaser

By: Bank of America, National Association,
as Administrative Trustee

By:  /s/ Leif E. Rauer
Name: Leif E. Rauer
Title: Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION,
 as an APA Bank and a Funding Agent

By:  /s/ Leif E. Rauer
Name: Leif E. Rauer
Title: Vice President

SARATOGA FUNDING CORP. LLC,
as a CP Conduit Purchaser

By:  /s/ Lori Gebron
Name: Lori Gebron
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
As an APA Bank and a Funding Agent

By:  /s/ Michael Cheng
Name: Michael Cheng
Title: Director

By:  /s/ Peter Kim
Name: Peter Kim
Title: Vice President

LIBERTY STREET FUNDING CORP.,
 as a CP Conduit Purchaser

By:  /s/ Jill A. Gordon
Name: Jill A. Gordon
Title: Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY,
as an APA Bank and a Funding Agent

By:  /s/ William R. Collins
Name: William R. Collins
Title: Managing Director

PARADIGM FUNDING, LLC,
as a CP Conduit Purchaser

By:  /s/ Michael Gilhuley
Name: Michael Gilhuley
Title: Associate Director

WESTLB AG, New York Branch,
as an APA Bank and a Funding Agent

By:  /s/ Brian Statfeld
Name: Brian Statfeld
Title: Managing Director

By:  /s/ L.. Spichiger
    Name: L. Spichiger
    Title: Director

CHARTA, LLC, as a CP Conduit Purchaser

By: CITICORP NORTH AMERICA, INC.,
As Attorney-in-Fact

By:	/s/ Richard C. Simons
Name: Richard C. Simons
Title: Vice President

CITIBANK, N.A., as an APA Bank

By:	/s/ Richard C. Simons
Name: Richard C. Simons
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as a Funding Agent

By:	/s/ Richard C. Simons
Name: Richard C. Simons
Title: Vice President

SHEFFIELD RECEIVABLES CORPORATION,
as a CP Conduit Purchaser

By:  /s/ Janette Lieu
Name: Janette Lieu
Title: Director

BARCLAYS BANK PLC,
as an APA Bank and as a Funding Agent

By:  /s/ Jeffrey Goldberg
Name: Jeffrey Goldberg
Title: Associate Director

ATLANTIC ASSET SECURITIZATION, LLC,
as a CP Conduit Purchaser

By:  /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:  /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

CALYON NEW YORK BRANCH,
as an APA Bank and as a Funding Agent

By:  /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:  /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director